This Mortgage, Assignment of Revenues, Security Agreement, Fixture Filing and
Financing Statement contains after-acquired property provisions.

THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN MINERALS OR THE LIKE BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS IN-PLACE, AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF. THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN FIXTURES, EQUIPMENT AND COLLATERAL SUBJECT TO THE UNIFORM COMMERCIAL CODE. THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF JOHNSON COUNTY, WYOMING, AND CAMPBELL COUNTY, WYOMING. PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.

______________________________________________________________________

MORTGAGE, ASSIGNMENT OF REVENUES, SECURITY AGREEMENT,
FIXTURE FILING AND FINANCING STATEMENT

between

URANERZ ENERGY CORPORATION
as Mortgagor

and

UMB BANK, n.a.
as Trustee and Mortgagee

Dated as of November 26, 2013

$20,000,000
JOHNSON COUNTY, WYOMING
TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BOND
(URANERZ ENERGY CORPORATION PROJECT)
SERIES 2013

This instrument was prepared by and
when recorded should be returned to:

Freudenthal & Bonds, P.C.
129 East Carlson
Cheyenne, WY 82009

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            THIS MORTGAGE, ASSIGNMENT OF REVENUES, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (herein sometimes called the “Mortgage”) is made as of November 26, 2013, by and between URANERZ ENERGY CORPORATION, a Nevada corporation, with mailing address of 1701 East “E” Street, P.O. Box 50850, Casper, Wyoming 82605 (herein, together with its successors and assigns, the “Mortgagor”), and UMB BANK, n.a., a national banking association duly organized and validly existing under the laws of the United States, with a corporate trust office located at 1670 Broadway, Denver CO 80202, as trustee and mortgagee hereunder (herein, together with its successors and assigns, the “Trustee” or the “Mortgagee”);

RECITALS AND DEFINITIONS

(Terms not defined herein shall have the meaning provided in the Indenture, the Financing Agreement, the Bond and the Note, in the priority just set forth.)

            Mortgagor hereby represents, covenants and warrants to the Mortgagee, as follows:

            A.        Properties. Except as set forth on EXHIBIT D attached hereto, the Mortgagor owns, leases or holds, certain properties consisting of Unpatented Mining Claims, mineral rights, leasehold and other rights and interests in Johnson County, Wyoming, and Campbell County, Wyoming, as further described herein, including EXHIBIT A incorporated herein by reference, which are collectively referred to herein as the “Properties;” subject only to the paramount title of the United States as to the Unpatented Mining Claims and the rights, if any, of third parties to the Lands within such Unpatented Mining Claims pursuant to the Multiple Mineral Development Act of 1954, the Surface Resources and Multiple Use Act of 1955 and the Federal Land Policy and Management Act of 1976. With respect to the Unpatented Mining Claims listed on the attached EXHIBIT A, except as disclosed in EXHIBIT D and subject to the paramount title of the United States and the statutory rights of third parties as described above, the Mortgagor is in exclusive possession thereof. Nothing herein shall be deemed a representation that any Unpatented Mining Claim contains a discovery of valuable minerals, or that Mortgagor has established or is maintaining pedis possessio rights with respect to any such claim.

            B.        The Nichols Ranch Project. Mortgagor has begun the acquisition, construction, development and equipping of an in situ recovery (“ISR”) processing facility to extract uranium located within Johnson County, Wyoming and Campbell County, Wyoming (as described in EXHIBIT A to the Financing Agreement).

            C.        The Bond; Indenture; and Financing Agreement. For the purpose of financing a portion of the Nichols Ranch Project and to pay the costs incidental to the issuance and delivery of the hereinafter described Bond (the “Costs of Issuance”), Johnson County, Wyoming (with its successor or assigns, the “Issuer”), a political subdivision organized and existing under the constitution and laws of the State of Wyoming (the “State”), will issue and deliver its $20,000,000 Taxable Industrial Development Revenue Bond (Uranerz Energy Corporation Project), Series 2013, dated November 26, 2013 (the “Bond”), pursuant to the Industrial Development Projects Act, Title 15, Chapter 1, Article 7, Wyo. Stat. (the “Act”), under and secured by an Indenture of Trust, of even date herewith, between the Issuer and the Trustee (the “Indenture”), and loan the proceeds thereof to the Mortgagor (the “Loan”) pursuant to a Financing Agreement, of even date herewith, between the Issuer and the Mortgagor, as Borrower (the “Financing Agreement”). Pursuant to ARTICLE 4 of the Financing Agreement, the Mortgagor has covenanted, among other things, to make payments on the Loan in amounts sufficient to pay the principal of and interest on the Bond when due (the “Loan Payments”). The Issuer has, by the Indenture, pledged and granted to the Mortgagee a security interest in all of its right, title and interest in the Financing Agreement (except for certain rights to payment of certain expenses and indemnification), including, but not limited to its right to receive such Loan Payments, in order to secure the full and prompt payment of the principal of and interest on the Bond.

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            The Bond will be sold and privately placed with the State of Wyoming, acting by and through the Wyoming State Treasurer (the “Purchaser”), in accordance with Wyo. Stat. § 9-4-715(m) and pursuant to the provisions of a Bond Purchase Agreement by and among the Issuer, the Borrower and the Purchaser, of even date herewith (the “Bond Purchase Agreement”), in order to provide funds to pay the Project Costs and the Costs of Issuance.

            D.        Promissory Note, Principal and Interest. Pursuant to the Financing Agreement, the Mortgagor has covenanted, among other things, to make Loan Payments and has executed one (1) promissory note in favor of the Issuer, which has been assigned to the Trustee, in the principal amount of $20,000,000, dated as of the date of delivery of the Bond and due on October 1, 2020 (the “Note”). The Note and the Bond bear interest at a fixed rate of 5.75%. Pursuant to the Indenture, the Mortgagor is to pay on the Note such amounts as are required to meet the obligations on the Bond. The Mortgagor is or will become justly indebted to the Trustee in the amount of the Bond in accordance with the terms of the Financing Agreement and the Note.

            E.        Loan Documents. The term “Loan Documents” shall mean and include the Bond Purchase Agreement, the Indenture, the Financing Agreement, this Mortgage, the Assignment of Revenues contained within this Mortgage, the Security Agreement contained within this Mortgage, the Fixture Filing contained within this Mortgage, the Financing Statement contained within this Mortgage, the Bond, the Note, and any other documents executed and delivered by the Mortgagor in connection therewith, or otherwise evidencing or securing any indebtedness of the Mortgagor to the Mortgagee.

            F.        The Liabilities. As used in this Mortgage, the term “Liabilities” means and includes all of the following: the principal of and interest on the Note, the Bond and any and all other amounts which may at any time be or become due or owing under this Mortgage, the Indenture and the Financing Agreement; all indebtedness of any kind arising under, and all amounts of any kind which may at any time be or become due or owing to the Mortgagee under or with respect to any of the Loan Documents; all of the covenants, obligations and agreements (and the truth of all representations and warranties) of the Mortgagor in, under or pursuant to the Loan Documents; any and all advances, costs or expenses paid or incurred by the Mortgagee to protect any or all of the Collateral (hereinafter defined), performance of any obligation of the Mortgagor hereunder or collection of any amount owing to the Mortgagee which is secured hereby; any and all other liabilities, obligations and indebtedness, howsoever created, arising or evidenced, direct or indirect, absolute or contingent, recourse or “nonrecourse,” now or hereafter existing or due or to become due, owing by the Mortgagor to the Mortgagee; interest on all of the foregoing; all costs (including, without limitation, attorneys’ fees and expenses) incurred by the Mortgagee or the Trustee in the enforcement and collection of the amounts due under the Loan Documents, and the other documents, instruments, obligations and liabilities described hereinabove; and all renewals, extensions, amendments, and substitutions of the above whether or not Mortgagor executes any renewal or extension agreement.

            G.        The Collateral. For purposes of this Mortgage, the term “Collateral” means all of the following, including any after-acquired property of a like kind or nature. Without prejudice to its obligations contained in the Loan Documents, the Mortgagor shall advise the Mortgagee, within forty-five (45) days after June 30 and December 31 of each calendar year after the date of this Mortgage, as to any additional interests in the Mortgaged Property it has acquired and any other material assets acquired by the Mortgagor during such preceding six-month period and shall, at the request of the Mortgagee or the Purchaser of the Bond, execute, acknowledge and deliver such other and further instruments and agreements necessary or desirable to include such interests and assets as a part of the Mortgaged Property hereunder.

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            (a)        All lands and real property, including all leasehold, option rights, mineral interests, Unpatented Mining Claims (lode), amended claims, relocated claims, royalties and other real property interests (whether surface, underground, mineral, or other), as more particularly described on EXHIBIT A attached hereto and incorporated herein by reference (collectively, the “Lands”). The term Lands also includes all rights of the Mortgagor under all Leases, licenses, occupancy agreements, concessions or other arrangements, whether written or oral, whether now existing or entered into at any time hereafter, whereby any person agrees to pay money or any consideration for the use, possession or occupancy of, or any estate in, the Lands, the Nichols Ranch Project or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any thereof (all of the foregoing is herein referred to collectively as the “Leases”).

            (b)        All processed and unprocessed metallic and nonmetallic ore, including uranium and uranium ore minerals, and all other locatable minerals located in or under all or any part of the Lands or otherwise produced therefrom (the “Ore”), including “As-Extracted Collateral” as defined in Wyo. Stat. § 34.1 -9-102(a)(vi) of the Wyoming Uniform Commercial Code (the “UCC”), all whether in-place, extracted, produced, processed, stored or otherwise severed (collectively, the “Minerals”).

            (c)        All surface or subsurface machinery, equipment, facilities, supplies or other property of whatsoever kind or nature of Mortgagor (excluding drilling rigs, trucks, automotive equipment or other property taken to the premises for temporary uses) now or hereafter located on any of the Lands which are required, used or useful for the production, treatment, storage or transportation of Minerals, including, without limitation, the in situ solution mining facilities now existing or hereafter acquired or constructed, consisting of processing plants, process machinery, and equipment used in connection with such processing plants (the “Equipment”), including all instruments, accounts and chattel paper arising therefrom (including Leases and conditional sales contracts); and the proceeds of all of the foregoing, including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles. EXHIBIT B, attached hereto, is a listing of all titled Equipment.

            (d)        All Goods, personal property and/or Equipment of Mortgagor that have become so related to the Land that an interest in them arises under Wyoming real estate law (the “Fixtures”).

            (e)        All of Mortgagor's interest now owned or hereafter acquired in and to all Fixtures and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.

            (f)        All buildings, structures, replacements, furnishings, fixtures, fittings and other improvements and property of every kind and character now or hereafter located or erected on the Lands, together with all building or construction materials, equipment, appliances, machinery, plant equipment, fittings, apparati, fixtures and other articles of any kind or nature whatsoever now or hereafter found on, affixed to or attached to the Lands, including (without limitation) all motors, boilers, engines and devices for the operation of pumps, and all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment (all of the foregoing is herein referred to collectively as the “Improvements”).

            (g)        All building materials, goods, construction materials, appliances (including stoves, refrigerators, water fountains and coolers, fans, heaters, incinerators, compactors, dishwashers, clothes washers and dryers, water heaters and similar equipment), supplies, blinds, window shades, carpeting, floor coverings, elevators, office equipment, growing plants, fire sprinklers and alarms, control devices, equipment (including motor vehicles and all window cleaning, building cleaning, swimming pool, recreational, monitoring, garbage, air conditioning, pest control and other equipment), tools, furnishings, furniture, light fixtures, non-structural additions to the Lands, and all other tangible property of any kind or character now or hereafter owned by the Mortgagor and used or useful in connection with the Lands, any construction undertaken in or on the Lands, any trade, business or other activity (whether or not engaged in for profit) for which the Lands are used, the maintenance of the Lands or the convenience of any guests, licensees or invitees of the Mortgagor, all regardless of whether located in or on the Lands or located elsewhere for purposes of fabrication, storage or otherwise (all of the foregoing is herein referred to collectively as the “Goods”).

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            (h)        To the extent assignable, all goodwill, trademarks, trade names, option rights, purchase contracts, contract rights, books and records, Goods and general intangibles of the Mortgagor relating to the Lands, and all accounts, contract rights, instruments, chattel paper and other rights of the Mortgagor for payment of money for property sold or lent, for services rendered, for money lent, or for advances or deposits made, all building permits, governmental permits, licenses and authorizations related to the Lands, any other agreements now or in the future existing respecting the management and operations of the Project, all amendments or modifications to any of the foregoing, and any other management agreements, leasing agreements and any maintenance and service contracts, and any other intangible property of the Mortgagor related to the Lands (all of the foregoing is herein referred to collectively as the “General Intangibles”).

            (i)        To the extent assignable, all building permits, governmental permits, licenses and authorizations related to the Project, as set forth in EXHIBIT F attached hereto.

            (j)        To the extent assignable, all accounts receivable, contract rights, notes receivable, revenues, rents, issues, profits, royalties, avails, income and other benefits derived or owned by the Mortgagor directly or indirectly from the Lands and the Project (all of the foregoing is herein collectively called the “Revenues”).

            (k)        All rights of the Mortgagor to plans and specifications, designs, drawings and other matters prepared for any construction or improvements in or on the Lands (all of the foregoing is herein called the “Plans”).

            (l)        All rights of the Mortgagor under any contracts executed by the Mortgagor as owner with any provider of goods or services for or in connection with any construction undertaken on, or services performed or to be performed in connection with, the Lands and the Project, and any other agreements now or in the future existing respecting the construction and equipping of the Project (including any agreements with soil, mechanical and structural engineers, landscape architects, and other contractors or consultants, and any subcontracts to the construction contract) (all of the foregoing is herein referred to collectively as the “Contracts for Construction”).

            (m)        All contracts for the sale of Ore produced by the Mortgagor (the “Product Sales Contracts”) which have been assigned to the Mortgagee by the Mortgagor, pursuant to that certain Assignment of Product Sales Contracts and Processing Agreement dated as of the date hereof.

            (n)        All contracts, if any, now in effect or hereafter entered into by the Mortgagor, for the sale, purchase, exchange, supply, handling, processing, refining, beneficiation and/or transportation of Ore produced from all or any part of the Lands or from any other lands any production from which, or profits or proceeds from such production, is attributable to any interest in the Lands (all of the foregoing are herein referred to collectively as the “Post-Production Contracts”); provided, however, that Post-Production Contracts excludes Product Sales Contracts.

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            (o)        All refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally-registered credits (such as emissions reduction credits) and payments of any kind due from or payable by (i) any federal, state, municipal or other governmental or quasi-governmental agency, authority or district (a “Governmental Agency”) or (ii) any insurance or utility company relating to any or all of the Lands and the Project.

            (p)        All refunds, rebates, reimbursements and payments of any kind due from or payable by any Governmental Agency for any taxes, assessments, or governmental or quasi-governmental charges or levies imposed upon Mortgagor with respect to the Collateral or upon any or all of the Collateral.

            (q)        All goods held for sale or lease or furnished under contracts of service, raw materials, works in progress and materials used or consumed in operation of the Project (all of the foregoing are herein collectively called the “Inventory”).

            (r)        All other property or rights of the Mortgagor of any kind or character related to the Lands and the Project, and all proceeds (including, without limitation, insurance and condemnation proceeds) and products of any of the foregoing. (The Lands and the Improvements described herein, and any other property which is real estate under applicable law, is sometimes referred to collectively herein as the “Mortgaged Property”.)

GRANT

            NOW THEREFORE, for and in consideration of the various agreements contained herein and in the Financing Agreement and the Loan Documents, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Mortgagor, and in order to secure the full, timely and proper payment and performance of each and every one of the Liabilities:

THE MORTGAGOR HEREBY MORTGAGES, CONVEYS, GRANTS, BARGAINS, SELLS, TRANSFERS AND ASSIGNS TO THE MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS FOREVER, AND GRANTS TO THE MORTGAGEE A CONTINUING SECURITY INTEREST IN AND TO, ALL OF THE COLLATERAL

            TO HAVE AND TO HOLD the Collateral unto the Mortgagee and its successors and assigns forever, hereby expressly waiving and releasing any and all right, benefit, privilege, advantage or exemption under and by virtue of any and all statutes and laws of the State of Wyoming or other jurisdiction in which the Collateral is located providing for the exemption of homesteads from sale on execution or otherwise.

            Except as set forth in EXHIBIT D, the Mortgagor hereby covenants with and warrants to the Mortgagee and with the purchaser at any foreclosure sale: that at the execution and delivery hereof it (i) is the record owner of and holds an exclusive possessory interest in the Unpatented Mining Claims comprising a portion of the Lands, subject only to the paramount title of the United States of America as to those Unpatented Mining Claims and the rights, if any, of third parties to the lands within such Unpatented Mining Claims pursuant to the Multiple Mineral Development Act of 1954, the Surface Resources and Multiple Use Act of 1955 and the Federal Land Policy and Management Act of 1976; and (ii) holds a good and valid leasehold interest in the Leases; that the Collateral is free from all encumbrances arising by, through or under Mortgagor, or, to Mortgagor’s knowledge, any third party (and any claim of any other person thereto) other than the encumbrances set forth on EXHIBIT D attached hereto and made a part hereof (the “Permitted Encumbrances”); that it has good and lawful right to sell, mortgage and convey the Collateral; that it has the authority to pledge pursuant to this Mortgage a security interest to Mortgagee in the property described herein in EXHIBIT A, which is owned pursuant to the Arkose Mining Venture Agreement and that it has the knowledge to make all representations and warranties contained herein with regards to the Arkose Mining Venture Agreement property; and that, subject to the exceptions and limitations set forth in this paragraph, it and its successors and assigns will forever warrant and defend its right, title and interest in and to the Collateral against all claims and demands whatsoever. Nothing herein shall be deemed a representation that any Unpatented Mining Claim contains a discovery of valuable minerals, or that Mortgagor has established or is maintaining pedis possessio rights with respect to any such claim.

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            SUBJECT, HOWEVER, to (i) the condition that the Mortgagee shall not be liable in any respect for the performance of any covenant or obligation (including measures required to comply with any Environmental Laws) of the Mortgagor in respect of the Mortgaged Property, and (ii) the Permitted Encumbrances.

            TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee forever to secure the payment and performance in full of the Collateralized Obligations and to secure the performance of all of the obligations of the Mortgagor herein contained.

ARTICLE ONE
DEFINITIONS; INTERPRETATION

            SECTION 1.1.        Defined Terms. In this Mortgage (including its preamble and recitals), the following terms shall have the following meanings:

            “Accounts” has the meaning given such term in the Uniform Commercial Code.

            “Act” means the Industrial Development Projects Act, Title 15, Chapter 1, Article 7, Wyo. Stat.

            “Applicable Law” means, with respect to any Person or matter, any supranational, national, federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, regulation, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not they have the force of law but, if not having the force of law, the compliance with which statute, etc. would be prudent for a Person subject to such statute, etc.) relating to such Person or matter and, where applicable, any interpretation thereof by any Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

            “Approvals” means each and every approval, authorization, license, permit, consent, variance, land use entitlement, franchise, agreement, filing or registration by or with any Governmental Authority or other Person.

            “Arkose Mining Venture” means the contractual relationship of Borrower and United Nuclear, LLC, a Wyoming limited liability company, under the Arkose Mining Venture Agreement.

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            “Arkose Mining Venture Agreement” means that certain agreement dated January 15, 2008, between the Borrower (81%) and United Nuclear, LLC, a Wyoming limited liability company (19%), establishing the Arkose Mining Venture.

            “As-Extracted Collateral” has the meaning given to such term in the Uniform Commercial Code, and shall include the Ore.

            “Assignment of Product Sales Contracts and Processing Agreement” means that certain Assignment of Product Sales Contracts and Processing Agreement, dated as of the date of delivery of the Bond, by and between the Mortgagor and the Mortgagee.

            “Bond” means the $20,000,000 Johnson County, Wyoming, Taxable Industrial Development Revenue Bond (Uranerz Energy Corporation Project), Series 2013, dated as of the date of delivery thereof, issued by Johnson County, Wyoming, pursuant to the Indenture.

            “Bond Purchase Agreement” means the Bond Purchase Agreement, dated as of the date of delivery of the Bond, by and among the Issuer, the Borrower and the Purchaser of the Bond.

            “Claims” is defined in Section 4.6.

            “Collateralized Obligations” is defined in Section 2.1.

            “Contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, understanding or other right or obligation (written or oral).

            “Contract Rights” has the meaning given such term in the Uniform Commercial Code.

            "Encumbrance" includes any assignment, mortgage, charge, pledge, lien, hypothecation, encumbrance, security interest or insurance securing or in effect securing any obligation, conditional sale or title retention agreement, contractual deposit, trust deposit, escrow arrangement or other preferential arrangement whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, legal or equitable, perfected or not, and includes the rights of a lessor pursuant to an operating lease, capitalized lease or sale leaseback arrangement, any right of set-off and any guarantees or indemnities.

            “Equipment” has the meaning given such term in the Uniform Commercial Code and Recital G(c) of this Mortgage and includes every piece of equipment used in the operation of the Nichols Ranch Project.

            “Event of Default” or “Default” means any breach or default by Mortgagee in the terms and conditions of any or all of the Loan Documents, including, but not limited to the definition of an “Event of Default” as that term is used in the Note.

            “Financing Agreement” means the Financing Agreement dated as of the date of this Mortgage, including any amendments or supplements thereto, by and between the Issuer and the Mortgagee.

            “Fixtures” has the meaning given such term in the Uniform Commercial Code and Recital G(d) of this Mortgage.

            “General Intangibles” has the meaning given such term in the Uniform Commercial Code and Recital G(h) of this Mortgage.

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            “Goods” has the meaning given such term in the Uniform Commercial Code and Recital G(g) of this Mortgage.

            "Governmental Authority" means any (i) multinational, federal, provincial, territorial, state, regional, municipal, local or other government or any governmental or public department, (ii) court, tribunal, arbitral body, statutory body, commission, board, bureau or agency, (iii) self-regulatory organization or authority including any stock exchange on which any securities of the Corporation are listed, (iv) subdivision, agent, commission, board or authority of any of the foregoing, or (v) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing and includes a Securities Regulatory Authority.

            “Improvements” has the meaning given such term in Recital G(f) of this Mortgage.

            “Indebtedness” means all present and future obligations, indebtedness, liabilities, covenants, agreements and undertakings of a Person howsoever arising, whether direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred, including all future advances and re-advances, and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether such Person be bound alone or with others and whether as principal or surety, including all interest, fees, expenses, indemnities and costs.

            “Indenture” means the Indenture of Trust, dated as of the date of delivery of the Bond, between the Issuer and the Trustee, including any indentures supplemental thereto, pursuant to which the Bond is authorized to be issued and secured.

            “Inventory” has the meaning given such term in the Uniform Commercial Code.

            “Issuer” means Johnson County, Wyoming, and any successor hereunder.

            “Lands” means all lands and interests which are either described in EXHIBIT A hereto or the description of which is incorporated in EXHIBIT A hereto by reference to another instrument or document.

            “Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including, but not limited to, the lien or security interest arising from a deed of trust, mortgage, Encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and Encumbrances affecting property. For the purposes of this Mortgage, the Mortgagor shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

            “Loan” means the loan of Bond proceeds by the Issuer to the Mortgagor described in Section 4.01 of the Financing Agreement.

             “Loan Documents” means the Bond Purchase Agreement, the Indenture, the Financing Agreement, this Mortgage, the Assignment of Revenues contained within this Mortgage, the Security Agreement contained within this Mortgage, the Fixture Filing contained within this Mortgage, the Bond, the Note and any other documents executed and delivered by the Mortgagor in connection therewith, or otherwise evidencing or securing any indebtedness of the Mortgagor to the Mortgagee.

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            “Mortgage” is defined in the preamble.

            “Mortgaged Property” means the Mortgagor’s interests subject to this Mortgage.

            “Mortgagee” is defined in the preamble.

            “Mortgagor” is defined in the preamble.

            “Nichols Ranch ISR Processing Facility” means the Campbell County, Wyoming, and Johnson County, Wyoming, lands in the area shown on the plan attached hereto as SCHEDULE 1 and described on EXHIBIT A of the Financing Agreement.

            “Note” means that certain promissory note in the principal amount of $20,000,000, dated as of the date of delivery of the Bond and due on October 1, 2020, from the Mortgagor to the Issuer, and assigned by the Issuer to the Mortgagee, in the form attached to the Financing Agreement as EXHIBIT B.

            “Ore” means all processed and unprocessed metallic and nonmetallic ore, including uranium and uranium ore minerals, and all other locatable minerals located in, on or under all or any part of the Lands or otherwise produced therefrom.

            “Permitted Encumbrances” means the Encumbrances of the type referred to in EXHIBIT D attached to this Mortgage.

            "Person" means any individual, firm, partnership, company, corporation or other body corporate, government, governmental body, agency, instrumentality, unincorporated body or association and the heirs, executors, administrators or other legal representatives of an individual.

            “Post-Production Contracts” means contracts, if any, now in effect or hereafter entered into by the Mortgagor, or entered into by the Mortgagor’s predecessors-in-interest (if any), for the sale, purchase, exchange, supply, handling, processing, refining, beneficiation, marketing and/or transportation of Ore produced from all or any part of the Lands or from any other lands any production from which, or profits or proceeds from such production, is attributable to any interest in the Lands or to any interest described in EXHIBIT A hereto; provided however that Post-Production Contracts excludes Product Sales Contracts.

            “Post Production Contract Payments” is defined in Section 5.1.

            “Proceeds” has the meaning given such term in the Uniform Commercial Code.

            “Processing Agreement” means the Processing Agreement for Uranium Concentrates dated November 28, 2011, between the Mortgagor and Power Resources, Inc., d/b/a Cameco Resources, a Wyoming corporation with its head office located at 2020 Carey Avenue, Suite 600, Cheyenne, Wyoming 82001.

            “Product Sales Contracts” means the Contracts for the sale of Ore produced by the Mortgagor described in EXHIBIT E of this Mortgage.

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            “Purchaser” means the State of Wyoming, acting by and through the Wyoming State Treasurer.

            “Requirement of Law” means, with respect to any Person, its constating documents and any Applicable Law or contractual obligation binding on such Person or its property.

            “Trustee” means UMB BANK, n.a., a national banking association duly organized and validly existing under the laws of the United States, with a corporate trust office located in Denver, Colorado, as trustee and mortgagee hereunder (herein, together with its successors and assigns, the “Trustee” or the “Mortgagee”);

            “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of Wyoming.

            “Unpatented Mining Claim” means the location and appropriation of tracts of federal public lands containing a valuable mineral deposit.

            SECTION 1.2.        Interpretation. Unless a clear contrary intention appears, this Mortgage shall be construed and interpreted in accordance with the provisions set forth below:

            (a)        the singular number includes the plural number and vice versa;

            (b)        reference to any Person includes such Person’s successors, executors, administrators, substitutes and assigns but, if applicable, only if such successors, executors, administrators, substitutes and assigns are permitted by this Mortgage, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

            (c)        reference to any gender includes any other gender;

            (d)        reference to any agreement (including this Mortgage and all Schedules and Exhibits hereto), document or instrument means such agreement, document or instrument as amended, supplemented, novated, refinanced, replaced, waived, restated or modified, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

            (e)        reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

            (f)        reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

            (g)        “hereunder,” “hereof,” “hereto,” “herein” and words of similar import shall be deemed references to this Mortgage, as the case may be, as a whole and not to any particular Article, Section, clause or other provision hereof or thereof;

            (h)        any reference to any particular Article, Section or clause shall be to such Article, Section or clause of this Mortgage;

            (i)        “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

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            (j)        relative to the determination of any period of time, “from” means “from (and including)” and “to” means “to (but excluding)”;

            (k)        reference to a “company” or “corporation” shall be construed as a reference to the analogous form of business entity used in any relevant jurisdiction; and

            (l)        when an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

* * * * * * * * * *

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ARTICLE TWO
COLLATERALIZED OBLIGATIONS

            SECTION 2.1.        Collateralized Obligations. The lien and security interest in the Mortgaged Property and the Collateral granted hereunder secures the timely performance and full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise of:

            (a)        The Note from the Mortgagor to the Issuer (assigned by the Issuer to the Mortgagee, in connection with the Loan and the Financing Agreement), and any and all Indebtedness now or hereafter existing or arising under or in connection with the Loan and the Loan Documents, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b) and any other similar provisions arising under Applicable Law.)

            (b)        Any sums advanced or expenses or costs incurred (including all attorneys’ fees and other legal, management and consulting expenses) by the Mortgagee (or any receiver appointed hereunder) which are made or incurred pursuant to, or permitted by, the terms hereof or any of the Loan Documents, plus interest thereon at the rate specified or otherwise agreed upon in the Loan Documents, from the date of such advances or the incurring of such expenses or costs until reimbursed.

            (c)        The timely performance of any and all of Mortgagee’s obligations under the Loan Documents.

            (d)        Any extensions or renewals of all such obligations described in clauses (a) and (c) above, whether or not the Mortgagor executes any extension agreement or renewal instruments.

            All the above obligations of the Mortgagor are hereinafter collectively referred to as the “Collateralized Obligations”.

* * * * * * * * * *

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ARTICLE THREE
COVENANTS AND AGREEMENTS OF MORTGAGOR

            The Mortgagor agrees with the Mortgagee that, until the Liabilities have been paid and performed in full, it shall perform its obligations set forth in this ARTICLE.

            SECTION 3.1.        Payment and Performance of Liabilities. The Mortgagor will duly pay and perform its obligations hereunder and under and in connection with the Loan Documents to which it is a party as and when required by their terms.

            SECTION 3.2.        Warrant and Defend Title. The Mortgagor will warrant and forever defend its right, title and interest in and to the Unpatented Mining Claims related to the Lands and Post-Production Contracts (except to the extent such Mortgagor is permitted to encumber, abandon or dispose of the same pursuant to this Mortgage or the Loan Documents without resulting in an Event of Default) unto the Mortgagee against every Person whomsoever lawfully claiming the same or any part thereof and the Mortgagor will maintain and preserve the Lien hereby created.

            SECTION 3.3.        Further Assurances. Upon the request of the Mortgagee, the Mortgagor will execute and deliver such other and further instruments and will do such other and further acts as in the reasonable opinion of the Mortgagee may be necessary or desirable to carry out more effectually the purposes of this Mortgage, including (a) prompt correction of any defect which may hereafter be discovered in the execution and acknowledgment of this Mortgage or any other document executed in connection herewith, and (b) supplements to this Mortgage as reasonably required from time to time by the Mortgagee.

            SECTION 3.4.        Payment of Taxes and Fees. The Mortgagor will pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character (including claims for sums due for labor, material, supplies, Goods, General Intangibles and services); provided, however, that the foregoing shall not require the Mortgagor to pay or discharge any such tax assessment, fee, charge, levy or claim so long as it shall be diligently contesting the validity or amount thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with generally accepted accounting principles with respect thereto.

            SECTION 3.5.        Maintenance of Collateral. Subject to the provisions and rights set forth in the Financing Agreement, the Mortgagor will: not abandon the Collateral; not do or suffer anything to be done which would depreciate or impair the value of the Collateral or the security of this Mortgage; not remove or demolish any of the Improvements; pay promptly for all labor and materials for all construction, repairs and improvements to or on the Collateral; not make any changes, additions or alterations to the Collateral or the Improvements except as required by any applicable governmental requirement or as otherwise approved in writing by the Mortgagee and Purchaser; maintain, preserve and keep the Goods and the Improvements in good, safe and insurable condition and repair and promptly make any needful and proper repairs, replacements, renewals, additions or substitutions required by wear, damage, obsolescence or destruction; promptly restore and replace any of the Improvements, Goods or Equipment which are destroyed or damaged; not commit, suffer, or permit waste of any part of the Mortgaged Property, except for the anticipated and permitted recovery of Minerals; and maintain all grounds and abutting streets, sidewalks and roads in good and neat order and repair. The Mortgagor will (i) cause each of the Lands owned, held or hereafter acquired by or for the Mortgagor and necessary or appropriate to the operation of an in-situ recovery operation, or mine or mines upon the Lands to be kept in full force and effect by the payment of whatever sums may become payable and by the fulfillment of whatever other obligations, and the performance of whatever other acts may be required to the end that forfeiture or termination of each such interest shall be prevented unless the termination, forfeiture or other relinquishment of the interest is authorized by any operating plan or plan of operations then in effect thereunder, (ii) conduct all drilling, mining, exploratory work and related operations and activities in compliance with applicable federal, state and local laws and good and miner-like practice, (iii) maintain the Mortgagor as the sole owner of, and retain its exclusive possession of, all Unpatented Mining Claims, free and clear of all Liens, subject only to the paramount title of the United States, statutory rights of third parties, and Permitted Encumbrances, (iv) timely pay all required federal claim maintenance fees, and timely record and file in the appropriate county and federal offices adequate affidavits and notices of timely payment of such fees, and amend, relocate, and locate new mining claims with respect to those Unpatented Mining Claims as reasonably necessary to protect the Mortgagor’s and the Mortgagee’s interest in the Collateral, (v) timely make all payments and perform all obligations to prevent the forfeiture or termination of any portion of the Lands, and (vi) do all other things necessary to preserve and maintain the right, title and interest of the Mortgagee and the Purchaser in the Collateral. Subject to the rights set forth in Section 3.01 of the Financing Agreement, the Mortgagor shall not abandon all or any portion of the Lands that is producing or capable of commercial production or forfeit, surrender or release any Leases, sublease, operating agreement or other agreement or instrument comprising or affecting the Collateral.

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            SECTION 3.6.        Maintenance of Unpatented Mining Claims and Payment of Leases. To the extent not otherwise addressed herein, the Mortgagor covenants and agrees to timely pay all claim maintenance fees, to timely make all filings and recordings, including affidavits of payment, and to otherwise timely take all other necessary actions and pay such amounts relating to the preservation, maintenance, continuance and validity of Unpatented Mining Claims as may be required by any federal, state or local governmental authority. The Mortgagor shall pay all fees and expenses relating to the Unpatented Mining Claims, including but not limited to annual maintenance fees, on or before July 15th of each year, and provide an “Affidavit of Payment of Maintenance Fees and of Intention to Hold Mining Claims” (with list attached) to the Purchaser within five (5) days of payment or by August 1st of each year, whichever shall occur first. In the event that the Purchaser has not received the notice and evidence described in the preceding sentence by August 1, the Purchaser may, on behalf of the Mortgagor, make and pay any claim maintenance fees, in which event the Mortgagor shall promptly reimburse the Purchaser for any such fees, with interest at the rate set forth in the Financing Agreement, in addition to any costs and expenses incurred in making such payments, and all such amounts shall be Liabilities hereunder.

            SECTION 3.7.        Access by Mortgagor and Purchaser. The Mortgagor will at all times: deliver to the Purchaser either all of its executed originals or certified copies of all certificates of location and amendments thereto, Leases, agreements creating or evidencing Goods, General Intangibles, Plans, Contracts for Sale, all amendments and supplements thereto, and any other document which is, or which evidences, governs, or creates, Collateral; permit access by the Mortgagee and the Purchaser to its books and records, development and operations progress reports, sales records, offices, insurance policies and other papers for examination and the making of copies and extracts; prepare such schedules, summaries, reports and progress schedules as the Purchaser may request; and permit the Mortgagee and the Purchaser, through their employees, representatives and agents, to enter upon the Lands at any time, subject to appropriate safety training and procedures, for the purpose of investigating and inspecting the condition and operation of the Collateral, and do all other things necessary or proper to enable the Mortgagee and the Purchaser to exercise this right upon reasonable notice at such times as the Mortgagee or the Purchaser may reasonably request. For clarity, if Mortgagee or Purchaser or anyone on the behalf of either visits the site as part of an inspection, audit or otherwise, those representatives will participate in required training and adhere to all site safety and environmental rules and regulations during the course of the visit or work on site.

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            SECTION 3.8.        Insurance Requirements.

            (a)        Insurance. Mortgagor, at its sole cost and expense, shall insure and keep insured the Collateral against such perils and hazards, and in such amounts and with such limits, as Purchaser may from time to time require, and, in any event, including:

            (i)        All Risk. Insurance against loss to the Collateral which shall be on an "all risk" policy form, covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form, which contains a Commercial ISO "Causes of Loss-Special Form," in the then current form, including theft and insurance against such other risks as Purchaser may reasonably require, including, but not limited to, insurance covering the cost of demolition of undamaged portions of any portion of the Collateral when required by code or ordinance, the increased cost of reconstruction to conform with current code or ordinance requirements and the cost of debris removal;

            (ii)        Boiler and Machinery. Broad form boiler and machinery insurance including business interruption/extra expense and rent and rental value insurance, on all equipment and objects customarily covered by such insurance and/or involved in the heating, cooling, electrical and mechanical systems of the Mortgaged Property (if any are located at the Mortgaged Property), providing for full repair and replacement cost coverage, and other insurance of the types and in amounts as Purchaser may reasonably require, but in no event less than that customarily carried by persons owning or operating like properties;

            (iii)        Flood. Insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if the Mortgaged Property is now, or at any time while the Liabilities remain outstanding shall be, situated in any area which an appropriate Governmental Authority designates as a special flood hazard area, Zone A, in amounts equal to the full replacement value of all above grade structures on the Mortgaged Property;

            (iv)        Earthquake. Insurance against loss or damage by earthquake, if the Mortgaged Property is now, or at any time while the Liabilities remain outstanding shall be, situated in any area which is classified as a Major Damage Zone and Zone 1, by the International Conference of Building Officials, in an amount equal to the probable maximum loss for the Mortgaged Property, Fixtures and Equipment, plus the cost of debris removal;

            (v)        Public Liability. Commercial general public liability insurance against death, bodily injury and property damage arising in connection with the Mortgaged Property or the transportation of any materials related to the Mortgaged Property. Such policy shall be written on an occurrence basis, shall list Mortgagor as the named insured, shall designate thereon the location of the Mortgaged Property and have such limits as Purchaser may reasonably require, but in no event less than $1,000,000 per occurrence and $2,000,000 aggregate. Mortgagor shall also obtain excess umbrella liability insurance with such limits as the Purchaser may reasonably require, but in no event less than $5,000,000 once production has commenced;

            (vi)        Business Interruption Insurance. Business interruption insurance against loss of income suffered after a disaster while the Nichols Ranch ISR Processing Facility is either closed because of the disaster or in the process of being rebuilt after the disaster; and

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            (vii)        Other Insurance. Such other insurance relating to the Collateral and the use and operation thereof, as Purchaser may, from time to time, reasonably require, including, but not limited to, products liability.

            (b)        Policy Requirements. All insurance shall: (i) be carried in companies acceptable to Purchaser; (ii) be in form and content acceptable to Purchaser; (iii) provide thirty (30) days’ advance written notice to Mortgagee and Purchaser before any cancellation, adverse material modification or notice of non-renewal; and (iv) to the extent limits are not otherwise specified herein, contain deductibles which are in amounts acceptable to Purchaser.

            All physical damage policies and renewals shall contain a standard mortgage clause naming the Mortgagee as beneficiary, which clause shall expressly state that any breach of any condition or warranty by Mortgagor shall not prejudice the rights of Mortgagee under such insurance; and a loss payable clause in favor of the Mortgagee for Goods, General Intangibles, contents, inventory, Equipment, loss of rents and business interruption. All liability policies and renewals shall name the Mortgagee as an additional insured. No additional parties shall appear in the mortgage or loss payable clause without Mortgagee’s and Purchaser’s prior written consent. All deductibles shall be in amounts acceptable to Purchaser. In the event of the foreclosure of this Mortgage or any other transfer of title to the Mortgaged Property in full or partial satisfaction of the Liabilities, all right, title and interest of Mortgagor in and to all insurance policies and renewals thereof then in force shall pass to the Mortgagee or grantee.

            (c)        Delivery of Policies. Any notice pertaining to insurance and required pursuant to this Section 3.8 shall be given in the manner provided in ARTICLE EIGHT, Section 8.19 below to the Mortgagee and the Purchaser. The insurance shall be evidenced by the original policy or a true and certified copy of the original policy, or in the case of liability insurance, by certificates of insurance. Mortgagor shall deliver the originals, certified copies, certificates of coverage or certificates of insurance, along with evidence of payment for the policies and continuing coverage, to Mortgagee and Purchaser at least fifteen (15) days before the expiration of existing policies. If Mortgagee and Purchaser have not received satisfactory evidence of such renewal or substitute insurance in the time frame herein specified, Mortgagee and/or Purchaser shall have the right, but not the obligation, to purchase such insurance for Mortgagee’s interest only. Any amounts so disbursed by Mortgagee and/or Purchaser pursuant to this Section shall be a part of the Liabilities and shall bear interest at the interest rate stated in Section 4.03(5) of the Financing Agreement. Nothing contained in this Section shall require Mortgagee or Purchaser to incur any expense or take any action hereunder, and inaction by Mortgagee or Purchaser shall not be considered a waiver of any right accruing to Mortgagee on account of this Section.

            (d)        Separate Insurance. Mortgagor shall not carry any separate insurance on the Collateral concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Purchaser’s prior written consent, and any such policy shall have attached a standard non-contributing mortgagee clause, with loss payable to Mortgagee, and shall otherwise meet all other requirements set forth herein.

            (e)        Notice of Casualty. Mortgagor shall give immediate notice of any loss to Mortgagee and Purchaser. In case of loss covered by any of such policies, Mortgagee is authorized to adjust, collect and compromise, with Purchaser’s written approval, all claims thereunder and in such case, Mortgagor covenants to sign upon demand, or Mortgagee may sign or endorse on Mortgagor’s behalf, all necessary proofs of loss, receipts, releases and other papers required by the insurance companies to be signed by Mortgagor. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact for the purposes set forth in the preceding sentence. Mortgagee may deduct from such insurance proceeds any expenses incurred by Mortgagee in the collection and settlement thereof, including, but not limited to, attorneys’ and adjusters’ fees and charges.

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            (f)        Application of Proceeds.

            If all or any part of the Collateral shall be damaged or destroyed by fire or other casualty or shall be damaged or taken through the exercise of the power of eminent domain or other cause described in this Section 3.8, and if the conditions for prepayment of the Loan under ARTICLE 6 of the Financing Agreement do not exist or the prepayment option is not exercised, the Mortgagor is required to restore the Collateral and the Mortgaged Property. Otherwise, if the cost of restoration is reasonably estimated to exceed the proceeds of any insurance (including the deductible amount for which the Mortgagor is self-insured) or condemnation award, the following items shall be deposited with the Purchaser (A, B and C below) or the Mortgagee (D below) before any disbursement is made from the Property Insurance and Award Fund under the Indenture to pay such cost:

(A)	plans and specifications for restoration of the Collateral or the Mortgaged Property;

(B)	all applicable building permits;

(C)	either

            (i)        a contract or contracts for the furnishing of all work and materials required for restoration in accordance with the plans and specifications, with a payment and performance bond or bonds (if requested by the Trustee) in aggregate amount equal to the total cost of restoration under the contract or contracts, conditioned for the completion thereof in accordance with the plans and specifications and for the payment of all claims for labor and materials to be incorporated in the Collateral or the Mortgaged Property in the course of restoration, or

            (ii)        a certificate of a Borrower’s Representative stating that restoration has been substantially completed in accordance with the plans and specifications and stating that all costs thereof have been paid, with the exception of ten percent (10%) of the amount payable under any contract not certified as finally completed; and

            (D)        cash or a certified check for any amount by which the total unpaid cost of restoration, as then ascertained or estimated, exceeds the balance then on hand in the Property Insurance and Award Fund held by the Mortgagee under the Indenture.

            After compliance with this subsection, where applicable, the Mortgagee shall disburse money from the Property Insurance and Award Fund to or upon the order of the Mortgagor in payment of the costs of restoration, subject, however, to approval of the Purchaser, provided that not more than ninety percent (90%) of the total cost of restoration certified for payment shall be disbursed until receipt by the Mortgagee of an opinion of Independent Counsel (as defined in the Indenture) stating that all filings and other steps necessary to perfect the lien created by this Mortgage in all property, real, personal or mixed, which constitutes part of the Collateral or the Mortgaged Property as a result of such restoration, as against third party creditors of or purchasers for value from the Mortgagor, have been completed, and that the lien of this Mortgage is subject to no liens and encumbrances of record except permitted encumbrances. In the event that the restoration of the Collateral or the Mortgaged Property to substantially the condition existing before a taking by eminent domain would require the acquisition of land or rights or interests in land additional to or in substitution for any part or all of that described in EXHIBIT A of this Mortgage, the cost thereof may be added to the cost of restoration to be reimbursed to the Mortgagor under the provisions of the Indenture.

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            The balance of net proceeds remaining after restoration of the Collateral or the Mortgaged Property as hereinabove provided shall be deposited by the Mortgagor into the Debt Service Fund held by the Mortgagee.

            If the Mortgagor should within a reasonable period of time fail to restore the Collateral or the Mortgaged Property or elect to prepay the Loan as hereinabove provided, any net proceeds remaining in the Property Insurance and Award Fund shall be retained in the Fund for the purposes set forth herein, provided that the Mortgagee may also use such net proceeds to make any advances authorized to be made under Section 5.04 of the Financing Agreement.

            SECTION 3.9.          Eminent Domain. In case the Collateral, or any part or interest in any thereof, is taken by condemnation, the Mortgagee is hereby irrevocably authorized and empowered to collect and receive all compensation and awards of any kind whatsoever (referred to collectively herein as “Condemnation Awards”) which may be paid for any property taken or for damages to any property not taken (all of which the Mortgagor hereby assigns to the Mortgagee), and all Condemnation Awards so received shall be forthwith applied by the Mortgagee, as provided in Section 3.8.

            SECTION 3.10.        Governmental Requirements. The Mortgagor will at all times cause the Collateral and the use and condition thereof to comply with all federal, state, county, municipal, local and other governmental statutes, ordinances, requirements, regulations, rules, orders and decrees of any kind whatsoever that apply or relate to the Collateral or the use thereof, and will observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, privileges, franchises and concessions (including, without limitation, those relating to land use and development, landmark preservation, construction, access, water rights and use, noise and pollution) which are applicable to or have been granted for the Collateral or the use thereof.

            SECTION 3.11.        No Mechanics’ Liens. The Mortgagor will not do or permit to be done any act or thing, and no person shall have any right or power to do any act or thing, whereby any mechanics’ lien under the laws of the State of Wyoming can arise against or attach to the Collateral or any part thereof unless such lien shall first be wholly waived as against this Mortgage. In addition, it is further expressly made a covenant and condition hereof that the lien of this Mortgage shall extend to any and all Improvements and Fixtures now or hereafter on the Mortgaged Property, prior to any other lien thereon that may be claimed by any person, so that subsequently accruing claims to a lien on the Mortgaged Property shall be junior and subordinate to this Mortgage. All contractors, subcontractors, and other parties dealing with the Mortgaged Property, or with any parties interested therein, are hereby required to take notice of the above provisions.

            SECTION 3.12.        Continuing Priority. Subject to the provisions and rights set forth in the Financing Agreement, the Mortgagor will: pay such fees, taxes and charges, execute and file (at the Mortgagor’s expense) such financing statements, obtain such acknowledgments or consents, notify such obligors or providers of services and materials and do all such other acts and things as the Mortgagee or the Purchaser may from time to time request to establish and maintain a valid and perfected first and prior lien on and security interest in the Collateral and to provide for payment to the Mortgagee directly of all cash proceeds thereof, with the Mortgagee in possession of the Collateral to the extent it requests; maintain its executive office at all times at the address shown herein or provide thirty days written notice prior to moving; keep all of its books and records relating to the Collateral on the Mortgaged Property or at such address; keep all tangible Collateral on the premises and the Lands except as the Mortgagee may otherwise consent in writing; make notations on its books and records sufficient to enable the Mortgagee, as well as third parties, to determine the interest of the Mortgagee hereunder; and not collect any rents or the proceeds of any of the Goods or General Intangibles more than thirty (30) days before the same shall be due and payable except as the Mortgagee may otherwise consent in writing.

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            SECTION 3.13.        Utilities. The Mortgagor will pay all utility charges incurred in connection with the Collateral and maintain all utility services available for use at the Mortgaged Property.

            SECTION 3.14.        Contract Maintenance: Other Agreements. The Mortgagor will, for the benefit of the Mortgagee and the Purchaser, fully and promptly perform each obligation and satisfy each condition imposed on it under any Contract for Sale, Contract for Construction, General Intangible, exploration contract or other agreement so that there will be no default thereunder and so that the persons (other than the Mortgagor) obligated thereon shall be and remain at all times obligated to perform for the benefit of the Mortgagee; and the Mortgagor will not permit to exist any condition, event or fact which could allow or serve as a basis or justification for any such person to avoid such performance.

            SECTION 3.15.        Agreements Affecting the Collateral. The Mortgagor shall keep, observe, perform and comply with all covenants, conditions and restrictions affecting the Collateral, any operating agreements or other writings relating to the Collateral, and all Leases, instruments and documents relating thereto or evidencing or securing any indebtedness secured thereby.

            SECTION 3.16.        No Assignments; Future Leases. Subject to the provisions of the Financing Agreement, the Mortgagor will not cause or permit any Revenues, issues, profits, Leases, Contracts for Sale, Product Sales Contracts or other contracts relating to the Collateral, or any interest in any thereof, to be assigned, transferred, conveyed, pledged or disposed of, to any party other than the Mortgagee or the Purchaser without first obtaining the express written consent of the Purchaser thereto. In addition, the Mortgagor shall not cause or permit all or any portion of or interest in the Collateral to be leased directly or indirectly to any Person, except pursuant to written leases approved by the Purchaser. Each such lease shall contain, at the Purchaser’s election, either (i) a provision to the effect that the tenant shall, at the request of the Purchaser, deliver to the Mortgagee an instrument, in form and substance satisfactory to the Purchaser, in which the tenant agrees that no action taken by the Mortgagee to enforce this Mortgage by foreclosure, or by accepting a deed in lieu of foreclosure, or by resorting to any other remedies available to the Mortgagee, shall terminate the lease or invalidate any of the terms thereof and that tenant will attorn to the Mortgagee, to the purchaser at a foreclosure sale, or to a grantee in a voluntary conveyance, and will recognize such entity as landlord for the balance of the term of the lease, providing that the Mortgagee will agree with the tenant that, as long as the tenant is not in default under any of the terms of its lease, the tenant’s possession will not be disturbed by the Mortgagee, or (ii) a subordination clause providing that the lease and the interest of the lessee in the demised real estate are in all respects subject and subordinate to this Mortgage; provided, however, that in the event any such lease fails for any reason to contain either of such provisions, no proceeding by the Mortgagee to foreclose this Mortgage, or action by way of its entry into possession after any Event of Default hereunder, shall in or of itself operate to terminate such lease unless the Mortgagee or the Purchaser expressly requests such relief in writing, but the preceding provisions of this Section 3.16 shall never be construed as subordinating this Mortgage to any such lease or any other lease.

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            SECTION 3.17.        Financial Reporting. The Mortgagor will at all times comply (or cause to be complied with) the financial reporting requirements of the Financing Agreement and will comply with all covenants contained therein.

            SECTION 3.18.        Collections. Until such time as the Mortgagee shall notify the Mortgagor of the revocation of such power and authority, the Mortgagor will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Revenues, leases, Contracts for Sale, Product Sales Contracts, Post- Production Contracts, Goods, General Intangibles and other Collateral, including the taking of such action with respect to such collection as the Mortgagee may reasonably request, or, in the absence of such request, as the Mortgagor may deem advisable. (While reserving the right to revoke such power and authority at any time, it is the Mortgagee’s present intention not to revoke such authority unless an Event of Default should occur or the Mortgagee is made to feel insecure concerning any of the Liabilities or performance under any of the Loan Documents.) The Mortgagee, however, may, at any time, after the occurrence and during the continuance of an Event of Default, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Revenues, leases, Contracts for Sale, Product Sales Contracts, Goods, General Intangibles and other Collateral to make payment to the Mortgagee of any amounts due or to become due thereunder and enforce collection of any of the Revenues, leases, Contracts for Sale, Product Sales Contracts, Goods, General Intangibles or other Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Mortgagee or the Purchaser, after the occurrence and during the continuance of an Event of Default, the Mortgagor will, at its own expense, notify any parties obligated on any of the Revenues, leases, Contracts for Sale, Product Sales Contracts, Goods, General Intangibles or other Collateral to make payment to the Mortgagee of the amounts due or to become due thereunder.

            SECTION 3.19.        Mortgagee’s Performance. If the Mortgagor fails to pay or perform any of its obligations herein contained (including payment of expenses of foreclosure and court costs), the Mortgagee may (but need not), as agent or attorney-in-fact of the Mortgagor, after the occurrence and during the continuance of an Event of Default, after giving the Mortgagor notice of its intention to do so (no such notice need be given after the occurrence of an Event of Default), make any payment or perform (or cause to be performed) any obligation of the Mortgagor hereunder, in any form and manner deemed expedient by the Mortgagee, and any amount so paid or expended (plus reasonable compensation to the Mortgagee for its out-of-pocket and other expenses for each matter for which it acts under this Mortgage), with interest thereon at the rate provided in Section 4.03(5) of the Financing Agreement, shall be added to the principal debt hereby secured and shall be repaid to the Mortgagee upon demand. By way of illustration and not in limitation of the foregoing, the Mortgagee may (but need not) do all or any of the following: make payments of principal or interest or other amounts on any lien, encumbrance or charge on any of the Collateral; complete construction; make repairs; collect rents, prosecute collection of the Collateral or proceeds thereof; purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof, contest any tax or assessment; and redeem from any tax sale or forfeiture affecting the Mortgaged Property. In making any payment or securing any performance relating to any obligation of the Mortgagor hereunder, the Mortgagee shall (as long as it acts in good faith) be the judge of the legality, validity and amount of any lien or encumbrance and of all other matters necessary to be determined in satisfaction thereof. No such action of the Mortgagee shall ever be considered as a waiver of any right accruing to it on account of the occurrence of any matter which constitutes an Event of Default.

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            SECTION 3.20.        Subrogation. To the extent that the Mortgagee, on or after the date hereof pays any sum due under any provision of law or any instrument or document creating any lien prior or superior to the lien of this Mortgage, or the Mortgagor or any other Person pays any such sum with the proceeds of the Loan to the Mortgagor, the Mortgagee shall have and be entitled to a lien on the Collateral equal in priority to the lien discharged, and the Mortgagee shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit the Mortgagee in securing the Liabilities.

            SECTION 3.21.        Mortgagor’s Right to Contest. Mortgagor may contest or object to the legal validity or amount of any mechanics or materialmen’s lien on the Collateral provided that: (a) Mortgagor contests such unpaid item by appropriate proceedings diligently and in good faith, and (b) Mortgagor procures and maintains a stay of any proceedings to enforce any judgment for collection of the mechanic’s or materialmen’s lien.

            Mortgagor’s tax or assessment liabilities may be deemed delinquent, and a tax lien or assessment lien may be imposed, but only if Mortgagor has contested, or is actively contesting, tax liabilities, tax liens or assessments in good faith before Wyoming administrative agencies and/or courts as expressly permitted in Title 39 of the Wyoming Statutes.

            Any contest by Mortgagor shall be at its own expense, in good faith, but only with the written consent of the Purchaser, which consent will not be unreasonably denied or delayed (except with respect to State taxes where Mortgagor will need to obtain the written consent of the Mortgagee, which consent will not be unreasonably denied or delayed). During the course of such contest, however, Mortgagor will continue to make or cause to be made any required yearly maintenance or rental fees applicable to its Unpatented Mining Claims or perform any required assessment work or improvements annually on each claim and to pay required rental and other fees on its Leases. Mortgagor may also be required to furnish Mortgagee with any such other security or assurances as may be requested by the Purchaser.

            Within ten (10) Business Days of final administrative or judicial resolution of any dispute, Mortgagor shall pay liens, taxes or assessments adjudicated as due and owing.

            SECTION 3.22.        Change in General Mining Law. In the event of the repeal or modification of the current General Mining Law of 1872 during the term of this Mortgage, such that the interest of the Mortgagor in those lands which are material to the exploration, development or operation of the Lands is adversely affected, modified or transformed, the Mortgagor will use its best efforts to retain its interest in those Lands and will consult with the Mortgagee and the Purchaser to determine how best to preserve the interest of the Mortgagor and the interest of the Mortgagee and the Purchaser in the affected Collateral, and the Mortgagor shall take no action in relation thereto, which in the reasonable opinion of the Mortgagee or the Purchaser or their counsel, could adversely affect or impair their interest in the Collateral or under this Mortgage. An increase in the annual claim maintenance fee applicable to the Unpatented Mining Claims from time to time in accordance with the General Mining Law of 1872 and applicable regulations shall not constitute a modification of the General Mining Law of 1872 for the purposes of the application of this Section 3.22.

            SECTION 3.23.        Recording and Filing. The Purchaser, at the expense of the Mortgagor, shall be responsible for the original filing of all (i) Security Documents and related filing statements, and (ii) mortgage releases and termination statements, and any other documents required to effect the issuance of the Bond and the Loan. Thereafter the Mortgagee, at the Mortgagor’s expense, shall pay all fees, taxes and charges and file continuations thereof, in such offices and places and at such times and as often as may be reasonably necessary to preserve, protect and renew the lien as a valid, first lien on and prior perfected security interest in real property, Goods or General Intangibles (except as otherwise permitted pursuant to this Mortgage), as the case may be, and the rights and remedies of the Mortgagee, obtain such acknowledgments or consents, notify all obligors or providers of services and materials and otherwise do and observe all things or matters necessary or expedient to be done or observed by reason of any applicable Law, or as the Purchaser reasonably may request from time to time, for the purpose of effectively, maintaining and preserving the lien hereof on and in the Mortgaged Property.

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            SECTION 3.24.        Sale or Mortgage of the Mortgaged Property. Except in the ordinary course of business and subject to Section 3.01(4)(d) of the Financing Agreement, the Mortgagor will not, without the prior consent of the Purchaser, sell, assign, transfer, convey, lease or otherwise dispose of or encumber the Mortgaged Property nor any portion thereof, nor any of the Mortgagor’s right, title or interest therein, nor contract to do nor permit to occur any of the foregoing, without first securing the written consent of the Purchaser. Upon the disposition of any Mortgaged Property permitted pursuant to this Mortgage or the Loan Documents, the Mortgagee shall, at the Mortgagor’s expense, execute and deliver to the Mortgagor all instruments and other documents as may be necessary or proper to release the lien on and security interest in such Mortgaged Property which has been granted hereunder.

            SECTION 3.25.        Records, Statements and Reports. The Mortgagor will keep financial records and statements reflecting all of its business affairs and transactions in accordance with generally accepted accounting principles and will furnish or cause to be furnished to the Mortgagee and the Purchaser such information concerning the business, affairs and financial condition of the Mortgagor as the Mortgagee or the Purchaser may from time to time reasonably request.

            SECTION 3.26. A       fter-Acquired Properties. Without prejudice to its obligations contained in the Loan Documents, the Mortgagor shall advise the Mortgagee and Purchaser, within forty-five (45) days after June 30 and December 31 of each calendar year after the date of this Mortgage, as to any additional interests in the Mortgaged Property it has acquired and any other material assets acquired by the Mortgagor during such preceding six-month period and, at the request of the Purchaser shall execute, acknowledge and deliver such other and further instruments and agreements necessary or desirable to include such interests and assets as a part of the Mortgaged Property hereunder. In no manner limiting the provisions of this Section 3.26, Mortgagor agrees to inform the Mortgagee and Purchaser of any Post-Production Contracts Mortgagor enters into after the date hereof, including, without limitation, any transportation agreements and any additional processing or conversion agreements, and shall execute and deliver any amendments hereto subjecting such agreements to the terms hereof as Collateral hereunder.

            SECTION 3.27.        Performance of Post-Production Contracts; Notices. The Mortgagor shall:

            (a)        perform and observe all the material terms and provisions of the Post-Production Contracts to be performed or observed by it, maintain the Post-Production Contracts in full force and effect, enforce the Post-Production Contracts in accordance with their terms, and

            (b)        upon the reasonable request of the Mortgagee or the Purchaser: (i) furnish such information and reports regarding the Post-Production Contracts as the Mortgagee or the Purchaser may request, and (ii) make upon each relevant Post-Production Contract counterparty such demands and requests for information and reports or for action as the Mortgagor is entitled to make under the Post-Production Contracts.

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            SECTION 3.28.        Actions Under Post-Production Contracts. Without the prior written consent of the Purchaser, which consent will not be unreasonably denied or delayed, the Mortgagor shall not:

            (a)        cancel or terminate any Post-Production Contracts or consent to or accept any cancellation or termination thereof, except in accordance with their terms,

            (b)        amend or otherwise modify any Post-Production Contracts or give any consent, waiver or approval thereunder,

            (c)        waive any default under or breach of any Post-Production Contracts, or

            (d)        take any other action in connection with the Post-Production Contracts,

which would, in each case, impair the value of the interest or rights of the Mortgagor thereunder or which would impair the interest or rights of the Mortgagee. Mortgager shall give Purchaser advance notice of any actions to be taken under (a), (b), (c) or (d) and provide any information requested by Purchaser.

            SECTION 3.29.        Mortgagor Remains Liable. Anything herein to the contrary with respect to the Post-Production Contracts notwithstanding:

            (a)        the Mortgagor shall remain liable under the Post-Production Contracts to the extent set forth therein, and shall perform all of its duties and obligations under such Post-Production Contracts to the same extent as if this Mortgage had not been executed;

            (b)        the exercise by the Mortgagee of any of its rights hereunder shall not release the Mortgagor from any of its duties or obligations under any such Post-Production Contracts; and

            (c)        the Mortgagee shall not have any obligation or liability under any Post-Production Contracts by reason of this Mortgage, nor shall it be obligated to perform any of the obligations and liabilities or duties of the Mortgagor thereunder or to take any action to collect or enforce any claim for payment assigned thereunder.

            SECTION 3.30.        Perfected Lien. Upon the recording and filing of this Mortgage and all financing statements or similar instruments relating hereto with all appropriate offices, this Mortgage will created a valid, first priority, perfected security interest in the Mortgaged Property, securing payment of the obligations stated to be secured hereby.

            SECTION 3.31.        Operation of the Mortgaged Property. In addition to any similar obligations binding on it pursuant to the Loan Documents, the Mortgagor shall, at the Mortgagor’s own expense:

            (a)        do or cause to be done all things necessary to keep unimpaired the Mortgagor’s rights in the Mortgaged Property;

            (b)        cause the Mortgaged Property to be kept free and clear of Liens, other than (i) the Lien created by this Mortgage, and (ii) Permitted Encumbrances;

            (c)        Mortgagor will obtain and maintain for the benefit of the Mortgagee, as Trustee for the Purchaser, original paid-up insurance policies against such liabilities, casualties, risks and contingencies, in such amounts and form and substance, with such financially sound and reputable companies, and with such expiration dates, as are acceptable to the Mortgagee, and containing a non-contributory standard mortgagee clause or its equivalent in favor of the Mortgagee. Each policy shall contain an agreement by the insurer not to cancel or amend the policy without giving the Mortgagee at least thirty (30) days prior written notice of its intention to do so. Upon request of the Mortgagee, the Mortgagor will furnish or cause to be furnished to the Mortgagee from time to time a summary of the insurance coverage of the Mortgagor in form and substance satisfactory to the Mortgagee and if requested will furnish the Mortgagee original certificates of insurance and/or copies of the applicable policies and all renewals thereof. In the event the Mortgagor should, for any reason whatsoever, fail to keep the corporeal (tangible) Mortgaged Property or any part thereof so insured, or to keep said policies so payable, or fail to deliver to the Mortgagee the original or certified policies of insurance and the renewals therefor upon demand, then the Mortgagee, if it so elects, may itself have such insurance effected in such amounts and with such companies as it may deem proper and may pay the premiums therefor, which premiums shall become part of Liabilities secured hereby. The Mortgagor will notify the Mortgagee immediately in writing of any material fire or other casualty to or accident involving the Mortgaged Property, whether or not such fire, casualty or accident is covered by insurance. The Mortgagor will promptly further notify the Mortgagor’s insurance company and submit an appropriate claim and proof of claim to the insurance company if such a casualty or accident occurs. In the event of any loss or any of such policies, the Mortgagee may, at its election, either apply the net proceeds thereof toward the payment of the Collateralized Obligations or pay the net proceeds thereof to the Mortgagor, either wholly or in part, and under such conditions as the Mortgagee may determine to enable the Mortgagor to repair or restore the Mortgaged Property;

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            (d)        furnish to the Mortgagee prior to the occurrence of any change in the address of the Mortgagor’s location (as described on the signature page hereto) or in the name of the Mortgagor, notice in writing of such change;

            (e)        comply in all material respects with all conditions and requirements arising under Applicable Law necessary to preserve and extend any and all rights, licenses, permits, claims, patents, privileges, franchises and concessions necessary in order to use, own, develop, occupy, operate and conduct production operations on the Mortgaged Property which are applicable to the Mortgagor or have been granted for the Mortgaged Property or the use thereof;

            (f)        not initiate or acquiesce in any change in any material zoning or other land use or water rights classification now or hereafter in effect and affecting the Mortgaged Property or any part thereof;

            (g)        appear in and defend, with counsel reasonably acceptable to the Mortgagee, any action or proceeding purporting to affect the security hereof or the rights or powers of the Mortgagee; and pay all reasonable costs and expenses, including cost of evidence of title and reasonable attorneys’ fees, in any such action or proceeding in which the Mortgagee may appear.

            SECTION 3.32.        Right of Entry. Mortgagor will permit the Mortgagee, its officers and employees and such other persons or entities as the Mortgagee may in its discretion designate, at the cost and expense of the Mortgagor, reasonable access to the Mortgaged Property and to the field offices and other offices, including the principal place of business, of the Mortgagor to inspect and examine the Mortgaged Property and to inspect, review and reproduce as necessary any books, records, accounts, contracts or other documents of the Mortgagor. This Section shall not be construed to affect or limit the obligations or rights of the Mortgagor pursuant to the Loan Documents or Section 6.10 or Section 6.11 of this Mortgage in any manner whatsoever.

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            SECTION 3.33.        Entire Interest. The Mortgaged Property comprises the entirety of the Mortgagor’s interest in the Unpatented and Patented Mining Claims related to the Lands as described in EXHIBIT A.

            SECTION 3.34.        Approvals. Other than the filing of this Mortgage and similar instruments in favor of the Mortgagee pursuant to Section 3.36, no approval is necessary or advisable either for:

            (i)        the granting by the Mortgagor of any Lien over any Mortgaged Property pursuant to this Mortgage; or

            (ii)        the exercise by the Mortgagee of its rights and remedies in respect of the Mortgaged Property (other than in respect of nonassignable governmental permits in which the Mortgagor may not lawfully grant a security interest) pursuant to this Mortgage, subject to any limitations on such exercise set forth in any such Approval.

            SECTION 3.35.        Correct Names, etc.

            (a)        The cover page to this Mortgage lists the correct legal name of the Mortgagor and the Mortgagor is not now and has not been known by any trade name.

            (b)        The Mortgagor has not been known by any legal name different from the one set forth on the cover page of this Mortgage, nor has the Mortgagor been the subject of any merger or other corporate reorganization.

            SECTION 3.36.        Filings. All recordings, filings and other actions (other than the recording and filing of this Mortgage and any financing statements or similar instruments relating hereto with all appropriate offices as described below) necessary and desirable to perfect and protect the Lien over the Mortgaged Property have been duly made and taken. No effective deed of trust, mortgage, financing statement or other instrument similar in effect covering all or any part of the Mortgaged Property is recorded or on file in any recording or filing office, except such as may have been expressly disclosed in writing to the Mortgagee. Immediately following the execution hereof, the Mortgagor shall cause this Mortgage and any financing statements or similar instruments relating hereto to be recorded and filed with all appropriate offices necessary and desirable to perfect and protect the Lien over the Mortgaged Property.

* * * * * * * * * *

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ARTICLE FOUR
COVENANTS

RESERVED

* * * * * * * * * *

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ARTICLE FIVE
ASSIGNMENT OF POST- PRODUCTION CONTRACTS

            SECTION 5.1.          Assignment. The Mortgagor hereby absolutely and irrevocably (a) transfers, assigns, warrants and conveys to the Mortgagee, effective as of the date hereof, at 12:01 A.M., local time, the Post-Production Contracts, and (b) gives to and confers upon the Mortgagee the right, power and authority to collect all payments, monies, Ore, or other in-kind transfers accruing to Mortgagor under the Post-Production Contracts (the “Post-Production Contract Payments”). The Mortgagor irrevocably appoints the Mortgagee its true and lawful attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor or otherwise, from time to time in the Mortgagee’s discretion, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of the Mortgagor or the Mortgagee, for the Post-Production Contracts and apply the Post-Production Contract Payments to the payment of the Collateralized Obligations. Subject to the foregoing, all parties responsible for the payment of the Post-Production Contract Payments to the Mortgagor are authorized and directed to treat and regard the Mortgagee as the assignee and transferee of the Mortgagor and entitled in the Mortgagor’s place and stead to receive such Post-Production Contract Payments; and said parties and each of them shall be fully protected in so treating and regarding the Mortgagee and shall be under no obligation to see to the application by the Mortgagee of any such proceeds or payments received by it. The assignment of the Post-Production Contracts and the Post-Production Contract Payments in this Section is intended to be an absolute assignment from the Mortgagor to the Mortgagee and not merely the granting or passing of a security interest. Such Post-Production Contracts and Post-Production Contract Payments are hereby assigned absolutely by the Mortgagor to the Mortgagee contingent with respect to collection only upon the occurrence of an Event of Default hereunder.

            SECTION 5.2.          Collection Upon Event of Default. Upon the occurrence of any Event of Default, the Mortgagee may, at any time without notice, either in person, by trustee or by a receiver appointed by a court, and without regard to the adequacy of any security for the Collateralized Obligations, in its own name or as Trustee or attorney in fact for the Mortgagor, enter upon and take possession of the Mortgaged Property, or any part thereof, and sue for or otherwise collect the Post-Production Contract Payments, including those past due and unpaid and apply the same, less costs and expenses of operation and collection, including attorneys’ fees, upon any of the Collateralized Obligations in such order as the Mortgagee shall determine. The collection of the Post-Production Contract Payments, or the entering upon and taking possession of the Mortgaged Property, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to notice of default

            SECTION 5.3.          No Liability of the Mortgagee in Collecting. The Mortgagee is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned (and no such failure shall be deemed to be a waiver of any right of the Mortgagee under this Article) and from all other responsibility in connection therewith, except the responsibility to account to the Mortgagor for funds actually received.

            SECTION 5.4.          Assignment Not a Restriction on the Mortgagee’s Rights. Nothing herein contained shall detract from or limit the absolute obligation of the Mortgagor to make payment of the Collateralized Obligations regardless of whether the proceeds assigned by this ARTICLE are sufficient to pay the same, and the rights under this ARTICLE shall be in addition to all other security now or hereafter existing to secure the payment and performance of the Collateralized Obligations.

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            SECTION 5.5.          Status of Assignment. Notwithstanding the other provisions of this ARTICLE, and in addition to the other rights hereunder, the Mortgagee or any receiver appointed in judicial proceedings for the enforcement of this Mortgage shall have the right to receive the Post-Production Contract Payments herein assigned and the proceeds therefrom after the Collateralized Obligations have been declared due and payable in accordance with the provisions of the Loan Documents and to apply all of said proceeds as provided in Section 5.2. Upon any sale of the Mortgaged Property or any part thereof pursuant to ARTICLE SEVEN, the Post-Production Contract Payments thereafter attributable to the property so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this ARTICLE.

            SECTION 5.6.          Indemnity. In addition to any similar obligations set forth in the Loan Documents to which it is a party, the Mortgagor shall indemnify the Mortgagee against all claims, actions, liabilities, judgments, costs, losses, damages, attorneys’ fees or other charges or expenses of whatsoever kind or nature (collectively, “Claims”) made against or incurred by it as a consequence of the assertion, either before or after the payment in full of the Collateralized Obligations, that it received the Post-Production Contracts herein assigned or the Post-Production Contract Payments claimed by third persons, the Mortgagor and the Mortgagee shall each, on its own behalf, have the right to defend against any such claims, employing attorneys therefor, and unless furnished with reasonable indemnity, they or any of them shall have the right to pay or compromise and adjust all such claims. The Mortgagor will indemnify and pay to the Mortgagee any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against the Mortgagee, except to the extent such amounts arise for the account of the Mortgagee by reason of its gross negligence or wilful misconduct (as determined by a court of competent jurisdiction). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of the claims which is permissible under Applicable Law. The obligations of the Mortgagor as hereinabove set forth in this Section shall survive the release, termination, foreclosure or assignment of this Mortgage or any sale hereunder.

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ARTICLE SIX
ENVIRONMENTAL MATTERS

            SECTION 6.1.          Definitions. For purposes of this ARTICLE:

            (a)        “CERCLA” means: the Comprehensive Environmental Response, Compensation, and Liability Act, commonly known as Superfund (42. U.S.C. § 9601 et seq.).

            (b)        “CERCLIS” means: the Comprehensive Environmental Response, Compensation and Liability Information System, a database maintained by the U.S. Environmental Protection Agency (EPA) (http://www.epa.gov/superfund/sites/cursites/index.htm).

            (c)        “Environmental Actions” means:

            (i)        any notice of violation, complaint, claim, citation, demand, inquiry, report, action, assertion of potential responsibility, lien, encumbrance, or proceeding regarding the Mortgaged Property, whether formal or informal, absolute or contingent, matured or unmatured, brought or issued by any governmental unit, agency, or body, or any person or entity respecting:

(A)        Environmental Laws;

(B)        the environmental condition of the Mortgaged Property, or any portion thereof, or any property near the Mortgaged Property, including actual or alleged damage or injury to humans, public health, wildlife, biota, air, surface or subsurface soil or water, or other natural resources, including any reclamation, remediation, or cleanup obligation associated therewith; or

(C)        the use, exposure, release, emission, discharge, generation, manufacture, sale, transport, handling, storage, treatment, reuse, presence, disposal, or recycling of Hazardous Substances either on the Mortgaged Property or off-site;

            (ii)        any violation or claim of violation by Mortgagor of any Environmental Laws involving the Mortgaged Property, or any material violation or claim of violation by Mortgagor of any Environmental Laws not involving the Mortgaged Property;

            (iii)        any pending or threatened claims, demands, actions, administrative proceedings or lawsuits involving the Mortgaged Property arising under any Environmental Laws;

            (iv)        any lien for damages caused by, or the recovery of any costs incurred by any person or governmental entity for the investigation, remediation or cleanup of any release or threatened release of Hazardous Substances; or

            (v)        the destruction or loss of use of property, or the injury, illness or death of any officer, director, employee, agent, representative, tenant or invitee of Mortgagor or any other person alleged to be or possibly to be, arising from or caused by the environmental condition of the Mortgaged Property or the release, emission or discharge of Hazardous Substances from the Mortgaged Property.

            (d)        “Environmental Laws” means: any and all statutes, regulations, rules, ordinances or resolutions now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes, including, without limitation, the Wyoming Environmental Quality Act, the National Environmental Policy Act (NEPA), the Endangered Species Act (ESA), the National Historic Preservation Act (NHPA), the Atomic Energy Act, the Uranium Mill Tailings Radiation Control Act, the Safe Drinking Water Act (SDWA), the Clean Water Act and Federal Pollution Control Act, the Occupational Safety and Health Act (OSHA) and all applicable laws and regulations issued by the Nuclear Regulatory Commission (NRC), the Wyoming Department of Environmental Quality (WDEQ), the Bureau of Land Management (BLM), the U.S. Environmental Protection Agency (EPA), the U.S. Department of Transportation (DOT), and all other federal, state, and local governmental authorities that regulate the mining, extraction, and processing of uranium, including in-situ recovery operations, including all transportation operations in conjunction therewith.

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            (e)        “Hazardous Substances” means:

            (i)        “hazardous substances” as defined by CERCLA;

            (ii)        “hazardous wastes” as defined by RCRA;

            (iii)        any hazardous, dangerous or toxic chemical, material, waste, pollutant, contaminant or substance (“pollutant”) within the meaning of any Environmental Law prohibiting, limiting or otherwise regulating the use, exposure, release, emission, discharge, generation, manufacture, sale, transport, handling, storage, treatment, reuse, presence, disposal or recycling of such pollutant;

            (iv)        any petroleum, crude oil or fraction thereof;

            (v)        any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 et seq., and amendments thereto and reauthorizations thereof;

            (vi)        asbestos-containing materials in any form or condition; and

            (vii)        polychlorinated biphenyls (“PCBs”) in any form or condition.

            (f)        “Mortgaged Property” means: The Mortgagor’s entire estate and interest in and to the Lands, including, Improvements presently and hereafter situated thereon or thereunder, construction material used in such Improvements, surface and subsurface soil and water, areas leased to tenants, and all business, uses, and operations thereon.

            (g)        “RCRA” means the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.)

            SECTION 6.2.          Representations and Warranties. Mortgagor hereby represents and warrants to Mortgagee that:

            (a)        Compliance. The Mortgaged Property is not listed on any local, state and/or federal lists of potentially contaminated sites, including, but not limited to, the National Priorities List (NPL), CERCLIS or any state or federal hazardous waste site or leaking underground storage tank lists, and the Mortgaged Property and Mortgagor have been and are currently in full compliance with all applicable Environmental Laws. Other than as disclosed to Mortgagee in writing, a copy of which is attached hereto as EXHIBIT F, there are no pending or threatened, Environmental Actions to which Mortgagor is a party or which relate to the Mortgaged Property, there have been no past Environmental Actions to which Mortgagor is a party and, to the Mortgagor’s knowledge, there have been no past Environmental Actions which relate to the Mortgaged Property. All required governmental permits and licenses are in effect regarding the Mortgaged Property and Mortgagor’s operations, and Mortgagor is in compliance therewith. Mortgagor has not received any notice of any Environmental Action respecting Mortgagor, the Mortgaged Property or any off-site facility to which has been sent any Hazardous Substances for off-site treatment, recycling, reclamation, reuse, handling, storage, sale or disposal.

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            (b)        Absence of Hazardous Substances. No use, exposure, release, emission, discharge, generation, manufacture, sale, handling, reuse, presence, storage, treatment, transport, recycling or disposal of Hazardous Substances has occurred or is occurring on or from the Mortgaged Property except in full compliance with applicable Environmental Laws or as described in EXHIBIT F hereto (“Disclosed Materials”). The term “release” shall include but not be limited to any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers and other receptacles containing any Hazardous Substances). All Hazardous Substances used, treated, stored, transported to or from, generated or handled on the Mortgaged Property have been handled, managed, transported, and disposed of on or off the Mortgaged Property in a lawful manner. There are no environmental, public health or safety hazards that currently exist with respect to the Mortgaged Property, including any conditions that would give rise to any onsite or offsite remedial or cleanup obligations. To Mortgagor’s knowledge, no underground storage tanks (including but not limited to petroleum or heating oil storage tanks) are present on or under the Mortgaged Property, or have been on or under the Mortgaged Property except as has been disclosed in writing to Mortgagee, a copy of which is attached hereto as EXHIBIT F (“Disclosed Tanks”).

            (c)        Mortgagor’s Compliance and Reclamation Performance Bonds and Financial Assurance Requirements. Mortgagor is in full compliance with all financial assurance and asset retirement obligations for mine reclamation, remediation, and cleanup activities. Further, Mortgagor represents that the reclamation performance bonds and financial assurance bonds it has secured are in the amounts required by the governing regulatory authorities and sufficient to cover all costs of reclamation, remediation and cleanup as may be necessary. Mortgagor also represents that its reclamation performance bonds and financial assurance bonds are reviewed annually to ensure the amount and terms thereof are acceptable to the governing regulatory authorities.

            SECTION 6.3.          Mortgagor’s Covenants. Mortgagor hereby covenants and agrees with Mortgagee as follows:

            (a)        Compliance. The Mortgaged Property shall be operated and maintained in full compliance with all applicable Environmental Laws. All required governmental permits and licenses for the Mortgaged Property and the transportation of any materials related to the Mortgaged Property and the Project shall be obtained and maintained, and Mortgagor shall remain in compliance therewith. All Hazardous Substances on the Mortgaged Property will be handled, managed, transported and disposed of in a lawful manner without giving rise to liability under any applicable Environmental Laws. Mortgagor will satisfy all requirements of applicable Environmental Laws for the registration, operation, maintenance, reclamation and closure of the operations of the Mortgaged Property, including removal of all Hazardous Substances and underground storage tanks, if any.

            (b)        Absence of Hazardous Substances. Other than that permitted by the licenses and permits applicable to the Project or Disclosed Materials, or as otherwise conducted in full compliance with applicable Environmental Laws, no Hazardous Substances shall be introduced to or used, exposed, released, emitted, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled on the Mortgaged Property without thirty (30) days prior written notice to Mortgagee.

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            (c)        Environmental Actions and Right to Consent. There are no Environmental Actions relating to the Mortgaged Property or the Project. Mortgagor shall immediately notify Mortgagee of all Environmental Actions and provide copies of all written notices, complaints, correspondence and other documents relating thereto within five (5) business days of receipt, and Mortgagor shall keep Mortgagee informed of all responses thereto. Mortgagor shall promptly commence efforts to cure and have dismissed with prejudice all Environmental Actions in a manner satisfactory to Mortgagee and Mortgagor shall keep the Mortgaged Property free of any encumbrance arising from any judgment, liability or lien imposed pursuant to any Environmental Actions. Notwithstanding the foregoing sentence, Mortgagor may, diligently, in good faith and by appropriate legal proceedings, contest such proceedings provided: (i) Mortgagor first furnishes to Mortgagee such deposits as Mortgagee reasonably deems sufficient to fully protect Mortgagee’s interests; (ii) such contest shall have the effect of preventing any threatened or pending sale or forfeiture of all or any portion of the Mortgaged Property or the loss or impairment of Mortgagee’s lien and security interests in and to the Mortgaged Property; and (iii) such contest will not cause Mortgagee to incur any liability, in Mortgagee’s reasonable judgment. Mortgagor shall permit Mortgagee, at Mortgagee’s option, to appear in and to be represented in any such contest and shall pay upon demand all expenses incurred by Mortgagee in so doing, including attorneys’ fees.

            (d)        Future Environmental Audits. Mortgagor shall provide such information and certifications which Mortgagee may reasonably request from time to time to monitor Mortgagor’s compliance with this ARTICLE SIX for the sole purpose of protecting Mortgagee’s security interest. To protect its security interest, Mortgagee shall have the right, but not the obligation, at any time to enter upon the Mortgaged Property, take samples, review Mortgagor’s books and records, interview Mortgagor’s employees and officers, and conduct such other activities as Mortgagee, at its reasonable discretion, deems appropriate and is permitted by applicable Environmental Laws and the permits and licenses applicable to the Project. If Mortgagee visits the site as part of an audit or to sample, the Mortgagee will participate in required training and adhere to all site safety and environmental rules and regulations during the course of the visit or work on site. Samples which may contain source or byproduct material must be sent to a commercial lab with a U.S. Nuclear Regulatory Commission license. Mortgagor shall cooperate fully in the conduct of such an audit. If Mortgagee decides to conduct such an audit because of (i) an Environmental Action; (ii) Mortgagee’s considering taking possession of or title to the Mortgaged Property after default by Mortgagor; (iii) a material change in the use of the Mortgaged Property, which in Mortgagee’s opinion, increases the risk to its security interest; or (iv) the introduction of Hazardous Substances other than those permitted by permits and licenses applicable to the Project and Disclosed Materials to the Mortgaged Property; then Mortgagor shall pay upon demand all costs and expenses connected with such audit, which, until paid, shall become additional indebtedness secured by the Loan Documents and shall bear interest at the rate of interest set forth in the Bond. Nothing in this ARTICLE SIX shall give or be construed as giving Mortgagee the right to direct or control Mortgagor’s actions in complying with applicable Environmental Laws. or otherwise be considered “Participation in Management” by Mortgagee as that term is defined in applicable Environmental Laws.

            (e)        Event of Default and Opportunity to Cure. If Mortgagor fails to comply with any of its covenants contained in this ARTICLE SIX within thirty (30) days after notice by Mortgagee to Mortgagor, Mortgagee may, at its option, declare an Event of Default. If, however, the noncompliance cannot, in Mortgagee’s reasonable determination, be corrected within such thirty (30) day period, and if Mortgagor has promptly commenced and diligently pursues action to cure such noncompliance to Mortgagee’s satisfaction, then Mortgagor shall have such additional time as is reasonably necessary to correct such noncompliance, provided Mortgagor continues to diligently pursue corrective action, but in no event more than a total of one hundred eighty (180) days after the initial notice of noncompliance by Mortgagee.

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            SECTION 6.4.          Mortgagee’s Right to Rely. Mortgagee is entitled to rely upon Mortgagor’s representations, warranties and covenants contained in this Article despite any independent investigations by Mortgagee or its consultants. Mortgagor shall take all necessary actions to determine, and to remain aware of, the environmental condition of the Mortgaged Property. Mortgagor shall have the right to rely upon any independent environmental investigations or findings made by Mortgagee or its consultants.

            SECTION 6.5.          Indemnification. The term “Mortgagee’s Environmental Liability” shall mean any and all losses, liabilities, obligations, penalties, claims, fines, lost profits, demands, litigation, defenses, costs, judgments, suits, proceedings, damages (including consequential, punitive and exemplary damages), remediation and cleanup costs, disbursements or expenses of any kind or nature whatsoever (including attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against, settling or prosecuting any suit, litigation, claim or proceeding) which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Mortgagee or any of Mortgagee’s parent and subsidiary corporations and their affiliates, shareholders, directors, officers, employees, and agents (collectively, Mortgagee’s “Affiliates”) in connection with or arising from:

            (a)        any Hazardous Substances used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled on, in or under all or any portion of the Mortgaged Property, or any surrounding areas, excepting therefrom any such actions caused by, or during any period in which the Mortgaged Property were owned by or under the control of, Mortgagee (collectively, such actions are referred to as the “Mortgagee’s Actions”);

            (b)        any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in this Article;

            (c)        any violation, liability or claim of violation or liability, under any applicable Environmental Laws;

            (d)        the imposition of any lien for damages caused by, or the recovery of any costs incurred for the cleanup of, any release or threatened release of Hazardous Substances; or

            (e)        any Environmental Actions.

            Mortgagor shall indemnify, defend (at trial and appellate levels and with counsel, experts and consultants acceptable to Mortgagee and at Mortgagor’s sole cost) and hold Mortgagee and its Affiliates free and harmless from and against Mortgagee’s Environmental Liability (collectively, “Mortgagor’s Indemnification Obligations”). Mortgagor’s Indemnification Obligations shall survive in perpetuity with respect to any Mortgagee’s Environmental Liability.

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            Mortgagor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery or contribution action against Mortgagee under or with respect to any Environmental Laws. Mortgagor’s obligation to Mortgagee under this indemnity shall, excepT as set forth herein, be without regard to fault on the part of Mortgagor or Mortgagee with respect to the violation or condition that results in liability to Mortgagee.

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ARTICLE SEVEN
ENFORCEMENT OF THE SECURITY

            SECTION 7.1.          Waiver of Notice and Demand Upon Acceleration. Upon the occurrence of an Event of Default, the Mortgagee, at its option, may declare the Collateralized Obligations to be forthwith due and payable, without any notice or demand of any kind, both of which are hereby expressly waived.

            SECTION 7.2.          Power of Sale of Real Property Constituting a Part of the Mortgaged Property. Mortgagor hereby grants to Mortgagee a power of sale to foreclose this Mortgage by advertisement and sale under Wyoming Statutes. Upon the occurrence of an Event of Default, the Mortgagee shall have the right and power to sell without the necessity of judicial proceedings, to the extent permitted by Applicable Law, at one or more sales, as an entirety or in parcels, as it may elect, the real property constituting a part of the Mortgaged Property, at such place or places and otherwise in such manner and upon such notice as may be required by Applicable Law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers; and the Mortgagor shall warrant title (to the extent, but subject to the exceptions, warranted to the Mortgagee herein) to such real property to such purchaser or purchasers. The Mortgagee may postpone the sale of all or any portion of such real property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement, as allowed by Applicable Law. The right of sale hereunder shall not be exhausted by one or any sale, and the Mortgagee may make other and successive sales until all of the Mortgaged Property shall have been legally sold.

            SECTION 7.3.          Rights of the Mortgagee with Respect to Goods and General Intangibles Constituting a Part of the Mortgaged Property. Upon the occurrence of an Event of Default, the Mortgagee will have all rights and remedies granted by Applicable Law, and particularly by the Uniform Commercial Code, including the right to take possession of all Goods and General Intangibles constituting a part of the Mortgaged Property, and for this purpose the Mortgagee may enter upon any premises on which any or all of such Goods and General Intangibles are situated and take possession of and operate such Goods and General Intangibles (or any portion thereof) or remove them therefrom. The Mortgagee may require the Mortgagor to assemble such Goods and General Intangibles and make them available to the Mortgagee at a place to be designated by the Mortgagee. Unless such Goods and General Intangibles are perishable or threaten to decline speedily in value or are of a type customarily sold on a recognized market, the Mortgagee will give the Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such Goods and General Intangibles is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first-class mail, postage prepaid, to the Mortgagor at the address shown herein at least ten (10) days before the time of the sale or disposition.

            SECTION 7.4.          Judicial Proceedings. Upon the occurrence of an Event of Default, the Mortgagee, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy.

            SECTION 7.5.          Possession of the Mortgaged Property. It shall not be necessary for the Mortgagee to have physically present or constructively in its possession at any sale held by the Mortgagee or by any court, receiver or public officer any or all of the Mortgaged Property; and the Mortgagor shall deliver to the purchasers at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Mortgaged Property, then the title and right of possession to the Mortgaged Property shall pass to such purchaser at such sale as completely as if the same had been actually present and delivered.

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            SECTION 7.6.          Certain Aspects of a Sale. The Mortgagee shall have the right to become the purchaser at any sale held by the Mortgagee or by any court, receiver or public officer, and the Mortgagee shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including nonpayment of the unpaid portion of, and the interest accrued on, the Collateralized Obligations after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein.

            SECTION 7.7.          Receipt to Purchaser. Upon any sale, whether made under the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Mortgagee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Mortgagee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

            SECTION 7.8.          Effect of Sale. Any sale or sales of the Mortgaged Property, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against the Mortgagor, and the Mortgagor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Mortgagor or the Mortgagor’s successors or assigns. Nevertheless, the Mortgagor, if requested by the Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

            SECTION 7.9.          Application of Proceeds. All proceeds received by the Mortgagee in respect of any sale of the Mortgaged Property, or any part thereof, (whether granted and conferred herein, or by virtue of judicial proceeding) of, collection from, or other realization upon, all or any part of the Mortgaged Property (after payment and satisfaction of all costs and expenses incurred by the Mortgagee in the performance of its rights or duties, and of any amounts payable pursuant to the Loan Documents and SECTION 7.12 of this Mortgage) shall be applied as provided in SECTION 8.06 of the Indenture.

            SECTION 7.10.        Liability for Deficiency. The Mortgagor will remain liable for any deficiency owing to the Mortgagee and be entitled to surplus, if any, after application of the proceeds of any sale of the Mortgaged Property as set forth in SECTION 7.9, to the fullest extent permitted by Applicable Law.

            SECTION 7.11.        The Mortgagor’s Waiver of Appraisement, Marshalling, and Other Rights. The Mortgagor agrees, to the fullest extent that the Mortgagor may lawfully so agree, that the Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, moratorium, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; and the Mortgagor, for the Mortgagor and all who may claim by, through or under the Mortgagor, so far as the Mortgagor or those claiming by, through or under the Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such laws. The Mortgagor, for the Mortgagor and all who may claim by, through or under the Mortgagor, waives, to the extent that the Mortgagor may lawfully do so, any and all right to the exemption of homesteads, and to have the Mortgaged Property marshalled upon any foreclosure of the Lien hereof, or sold in inverse order of alienation, and agrees that the Mortgagee or any court having jurisdiction to foreclose such Lien may sell the Mortgaged Property as an entirety or in separate parts. The Mortgagor, for the Mortgagor and all who may claim by, through or under the Mortgagor, further waives, to the fullest extent that the Mortgagor may lawfully do so, any requirement for posting a receiver’s bond or replevin bond or other similar type of bond if the Mortgagee commences an action for appointment of a receiver or an action for replevin to recover possession of any of the Mortgaged Property. The Mortgagor hereby further waives the pleading of any statute of limitations as a defense to any and all Collateralized Obligations, and the Mortgagor agrees that no defense, claim or right based on any thereof will be asserted, or may be enforced, in any action enforcing or relating to this Mortgage or any of the Mortgaged Property. The Mortgagor, for itself and for all persons and entities hereafter claiming by, through or under the Mortgagor or who may at any time hereafter become holders of Liens junior to the Lien of this Mortgage, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security or any of the Collateralized Obligations marshalled upon foreclosure of this Mortgage or of any other security or any of such Collateralized Obligations. If any Applicable Law in this Section referred to and now in force, of which the Mortgagor or the Mortgagor’s successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this Section.

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            SECTION 7.12.        Costs and Expenses. All reasonable costs and expenses (including reasonable attorneys’ fees and other legal, management and consulting expenses) incurred by the Mortgagee in protecting and enforcing its rights hereunder (including (i) any and all such costs and expenses which are incurred in connection with any state or federal action or proceeding concerning bankruptcy, debt relief, or protection from creditors, and in connection with any and all appellate actions or proceedings and (ii) any and all costs and expenses of any entry or taking of possession of, or any sale or conveyance of, any Mortgaged Property (including, advertisement costs, court costs, compensation of any employees and reasonable legal fees)), shall constitute a demand obligation owing by the Mortgagor to the party incurring such costs and expenses and shall draw interest at an annual rate equal to the highest rate of interest from time to time accruing under and as provided in the Loan Documents until paid, all of which shall constitute a portion of the Collateralized Obligations.

            SECTION 7.13.        Operation of the Mortgaged Property by the Mortgagee. Upon the occurrence of an Event of Default and in addition to all other rights herein conferred on the Mortgagee, the Mortgagee (or any Person designated by the Mortgagee) shall have the right and power to the fullest extent allowed under Applicable Law, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and to exclude the Mortgagor, and the Mortgagor’s trustees or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that the Mortgagor shall be at the time entitled and in its place and stead, in any form and manner deemed expedient by the Mortgagee. Mortgagee, or any Person designated by the Mortgagee, may operate the same without any liability to the Mortgagor in connection with such operations, except to use ordinary care in the operation of such properties, and the Mortgagee or any Person designated by the Mortgagee shall have the right to collect, receive and receipt for the Post-Production Contracts and the Post-Production Contract Payments (as described in SECTION 5.2), to make repairs, purchase machinery and equipment, conduct operations and to exercise every power, right and privilege of the Mortgagor with respect to the Mortgaged Property. All amounts paid or expended by the Mortgagee in exercising its rights under this SECTION (plus reasonable compensation to the Mortgagee for its out-of-pocket and other expenses for each matter for which it acts under this Mortgage), along with interest thereon at the highest rate of interest from time to time accruing under and as provided in the Loan Documents until paid, all of which shall constitute a portion of the Collateralized Obligations, shall be added to the Collateralized Obligations and shall be repaid to the Mortgagee upon demand. When and if the expenses of such operation and development (including costs of unsuccessful operations) have been paid and the Collateralized Obligations paid, said properties shall, if there has been no sale or foreclosure, be returned to the Mortgagor.

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            SECTION 7.14.        Consents. In the event the validity and effectiveness of the mortgage, assignment or charge upon or security interest in any of the Mortgaged Property (collectively, a “Charge”) requires the consent, approval or waiver of a third Person in order to be effective as against such third Person, the Charge with respect to any such Mortgaged Property shall be effective as against the Mortgagor and all Persons other than such third Person and shall be effective as against such third Person when the applicable consent, approval or waiver is obtained, retroactively, to the fullest extent legally possible, to the later of the date hereof or the date such consent, approval or waiver is obtained or becomes effective, as applicable, and until such consent, approval or waiver is obtained, the Mortgagor shall (subject to the other terms hereof) stand possessed of such Mortgaged Property upon trust to assign and dispose thereof as the Trustee shall for such purposes direct.

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ARTICLE EIGHT
OTHER PROVISIONS

            SECTION 8.1.        Right to Perform the Mortgagor’s Collateralized Obligations.  Each and every covenant herein contained shall be performed and kept by the Mortgagor solely at the Mortgagor’s expense. If the Mortgagor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this Mortgage, the Mortgagee or any receiver appointed hereunder, may, but shall not be obligated to, perform or keep, or cause to be performed or kept, the same in the Mortgagor’s behalf, and the Mortgagor hereby agrees to reimburse the Mortgagee or such receiver (as the case may be) on demand for all reasonable expenses incurred in connection therewith plus interest thereon at an annual rate equal to the highest rate of interest from time to time accruing under and as provided in the Loan Documents until paid. The undertaking of such performance by the Mortgagee or such receiver (as the case may be) as aforesaid shall not obligate the Mortgagee or such receiver (as the case may be) to continue such performance or to engage in such performance or performance of any other act in the future, shall not obligate the Mortgagee or such receiver (as the case may be) to take any necessary steps to preserve rights against prior parties or any other rights in connection with any agreements, shall not relieve the Mortgagor from the observance or performance of any covenant or agreement contained in this Mortgage or constitute a waiver of default hereunder and shall not affect the right of the Mortgagee to accelerate the payment of the Collateralized Obligations or to resort to any other of its rights or remedies hereunder or under Applicable Law.

            SECTION 8.2.        Defense of Claims. The Mortgagor will notify the Mortgagee, in writing, promptly of the commencement of any legal proceedings affecting the Lien hereof or the Mortgaged Property, or any part thereof, and will take such action, employing attorneys agreeable to the Mortgagee, as may be necessary or appropriate to preserve the Mortgagor’s and the Mortgagee’s rights affected thereby and/or to hold harmless the Mortgagee in respect of such proceedings; and should the Mortgagor fail or refuse to take any such action, the Mortgagee may, upon giving prior written notice thereof to the Mortgagor, take such action in behalf and in the name of the Mortgagor and at the Mortgagor’s expense. Moreover, the Mortgagee may take such independent action in connection therewith as it may in its discretion deem proper, the Mortgagor hereby agreeing that all sums advanced or all reasonable expenses incurred in such actions plus interest at an annual rate equal to the highest rate of interest from time to time accruing under and as provided in the Loan Documents until paid, will, on demand, be reimbursed, as appropriate, to the Mortgagee or any receiver appointed hereunder. The obligations of the Mortgagor as hereinabove set forth in this Section shall survive the release, termination, foreclosure or assignment of this Mortgage or any sale hereunder.

            SECTION 8.3.        The Mortgaged Property to Revert. If the Collateralized Obligations shall be fully paid in cash and the covenants herein contained shall be well and truly performed, then all of the Mortgaged Property shall revert to the Mortgagor and the entire estate, right, title and interest of the Mortgagee shall thereupon cease; and the Mortgagee in such case shall, upon the request of the Mortgagor and at the Mortgagor’s cost and expense, deliver to the Mortgagor proper instruments acknowledging satisfaction of this Mortgage without warranty or recourse of any kind, to the person or persons legally entitled thereto.

            SECTION 8.4.        Renewals, Amendments and Other Security. Renewals and extensions of the Collateralized Obligations may be given at any time and amendments may be made to agreements relating to any part of such Collateralized Obligations or the Mortgaged Property and the Mortgagee may take or may now hold other security for the Collateralized Obligations, all without notice to or consent of the Mortgagor. The Mortgagee may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Mortgage, which shall continue as a first-priority, perfected Lien (subject to the exceptions set forth herein) in the Mortgaged Property not expressly released until the Collateralized Obligations are fully paid and performed.

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            SECTION 8.5.        Construction of Mortgage as an Assignment, etc. This Mortgage shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, mortgage, deed of trust, financing statement or security agreement, and from time to time as any one or more thereof.

            SECTION 8.6.        Limitation on Interest. Notwithstanding any other provision of this Mortgage, the Loan Documents, or any other documents entered into in connection with the transactions contemplated herein, the Mortgagor does not agree, and shall not be charged with, or obligated to pay, any amount of interest that would render the Loan Documents usurious. It is the intention of the Mortgagee and the Purchaser to conform strictly to the applicable usury laws presently in force, and any agreement for taking, receiving, reserving or charging interest shall be held to be subject to reduction to the amount allowed under said usury laws, so that if from any circumstances any interest is in excess of the maximum permitted by Applicable Law, such excess shall be cancelled automatically, and if theretofore paid, shall be refunded or credited on the principal amount of the obligation secured thereby. All sums paid or agreed to be paid to the Mortgagee and the Purchaser for the use, forbearance or detention of the Collateralized Obligations shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full stated term of the Collateralized Obligations until payment in full so that the rate or amount of interest does not exceed the maximum lawful rate in effect and applicable to the Collateralized Obligations for so long as the Collateralized Obligations are outstanding. This provision shall control any provision of this Mortgage, the Loan Documents, or any other instruments in connection therewith which are inconsistent with this paragraph.

            SECTION 8.7.        Unenforceable or Inapplicable Provisions. If any provision hereof or of any other Loan Documents is invalid or unenforceable in any jurisdiction, the other provisions hereof or of such Loan Documents shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Mortgagee in order to effectuate the provisions hereof or thereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the Mortgaged Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

            SECTION 8.8.        Rights Cumulative; Waiver.

            (a)        Each and every right, power and remedy herein given to the Mortgagee shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient. No failure or delay by or on the part of the Mortgagee or the exercise, or the beginning of the exercise, of any such right, power or remedy shall be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy in exercising any power or right under this Mortgage. No such failure or delay shall operate as a waiver of any right hereunder, nor shall any single or partial exercise of any power, right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other power, right or remedy. No notice to or demand on the Mortgagor in any case shall entitle it to any notice or demand in similar or other circumstances. No delay or omission by the Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. No waiver or approval under this Mortgage shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

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            (b)        Any and all covenants in this Mortgage may from time to time be waived by Mortgagee in writing signed by the Mortgagee to such extent and in such manner as the Mortgagee may desire, but no such waiver shall ever affect or impair the Mortgagee’s rights or Liens hereunder, except to the extent specifically stated in such written instrument.

            SECTION 8.9.          Indemnification. In addition to any similar obligations contained in this Mortgage and each other Loan Documents to which it is or may become a party, the Mortgagor hereby indemnifies and holds harmless the Mortgagee and the Purchaser from and against any and all claims, actions, judgments, costs, fees (including reasonable attorneys’ fees), expenses, damages, charges, losses and liabilities arising out of or resulting from this Mortgage (including the enforcement hereof), except claims, losses or liabilities resulting from the Mortgagee’s gross negligence or wilful misconduct (as determined by a court of competent jurisdiction). Without limiting the generality of the foregoing, upon demand, the Mortgagor will pay to the Mortgagee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and trustees, which the Mortgagee may incur in connection with:

            (a)        the administration of this Mortgage and the Loan Documents;

            (b)        the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property;

            (c)        the exercise or enforcement of any of the rights of the Mortgagee hereunder; or

            (d)        the failure by the Mortgagor to perform or observe any of the provisions hereof.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of such claims, actions, judgments, costs, fees (including reasonable attorneys’ fees), expenses, damages, charges, losses and liabilities which is permissible under Applicable Law. The obligations of the Mortgagor as hereinabove set forth in this SECTION shall survive the release, termination, foreclosure or assignment of this Mortgage or any sale hereunder.

            SECTION 8.10.        Release and Waiver. The Mortgagor hereby waives and releases any and all rights of contribution, reimbursement or indemnity it has or may hereafter have against the Mortgagee arising from or relating to this Mortgage and/or the Mortgaged Property, including claims or liabilities relating to Environmental Laws.

            SECTION 8.11.        No Partnership. Nothing contained in this Mortgage is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, mining partnership, joint venture or association among the Mortgagor and the Mortgagee, or in any way as to make the Mortgagee a co-principal with the Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

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            SECTION 8.12.        Partial Releases. No partial release from the Lien of this Mortgage with respect to any part of the Mortgaged Property by the Mortgagee shall in any way alter, vary or diminish the force, effect or Lien of this Mortgage against the balance or remainder of the Mortgaged Property.

            SECTION 8.13.        Successors and Assigns. This Mortgage shall be binding upon the Mortgagor and the Mortgagor’s successors and assigns, and shall inure to the benefit of the Mortgagee, for the benefit of the Purchaser, and their respective successors and assigns; provided, however, that: the Mortgagor may not assign, delegate or transfer its rights or obligations hereunder without the prior written consent of the Mortgagee and the Purchaser pursuant to the terms of the Loan Documents.

            The provisions of this Mortgage shall be covenants running with the land.

            SECTION 8.14.        Amendments. The provisions of this Mortgage may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Mortgagor and the Mortgagee.

            SECTION 8.15.        Headings. The various headings of this Mortgage are inserted for convenience only and shall not affect the meaning or interpretation of this Mortgage.

            SECTION 8.16.        Execution in Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical and together shall constitute one and the same instrument.

            SECTION 8.17.        Recording References in EXHIBIT A. All recording references in EXHIBIT A hereto, if any, are to the official real property records of the county in which the affected land is located.

           SECTION 8.18.        Special Filing as Financing Statement. This Mortgage shall likewise be a security agreement and a financing statement. This Mortgage shall be filed for record, among other places, in the official real property records of each county in which any portion of the real property covered by the Lands described in or referred to in EXHIBIT A hereto is situated, and, when filed in such counties, shall be effective as a financing statement covering Fixtures (including all property identified on EXHIBIT B hereto) and As-Extracted Collateral located thereon (including all Ore). The owner of record of an interest in the Lands is identified on EXHIBIT A hereto. At the option of the Mortgagee, a carbon, photographic or other reproduction of this Mortgage or of any financing statement covering the Mortgaged Property or any portion thereof shall be sufficient as a financing statement and may be filed as such.

            SECTION 8.19.        Notices. Except as otherwise provided herein, all notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given upon receipt by hand delivery, prepaid mail, overnight delivery by a nationally recognized express transportation company, telecopy or other means, with proper address as indicated below.

To the Mortgagor:	Uranerz Energy Corporation
1701 East “E” Street
P.O. Box 50850
Casper, Wyoming 82605
Attn: Glenn Catchpole
gcatchpole@uranerz.com

#6 - Mortgage	-42-

With a copy to:	Uranerz Energy Corporation
Administrative Office
1410 - 800 West Pender Street
Vancouver, B.C.
Canada
Attn: Sandra MacKay
smackay@uranerz.com

To the Mortgagee:	UMB BANK, n.a.
1670 Broadway
Denver Colorado 80202
Attn: Leigh Lutz
Leigh.Lutz@umb.com

To the Purchaser:	Wyoming State Treasurer
Capitol Building
200 West 24th Street, Room 122
Cheyenne, Wyoming 82002
Attn: Deputy State Treasurer

           A duplicate copy of each notice, certificate, or other communication given hereunder by the Mortgagor or the Mortgagee shall also be given to the Purchaser. The Mortgagor, the Mortgagee and the Purchaser may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

            SECTION 8.20.        Request for Notice. The Mortgagor hereby requests a copy of any notice of default, and further requests that any notice of sale hereunder be mailed to it at the address above.

            SECTION 8.21.        Statement by the Mortgagor. The Mortgagor, within ten (10) days after being given notice by mail, will furnish to the Mortgagee a written statement stating the unpaid Collateralized Obligations and any other amounts secured by this Mortgage and stating whether any offset or defense exists against such principal and interest.

            SECTION 8.22.        Mortgagee Appointed Attorney-in-Fact. The Mortgagor hereby irrevocably appoints the Mortgagee the Mortgagor’s attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor or otherwise, from time to time in the Mortgagee’s discretion, to take any action (including any action under the Post-Production Contracts that the Mortgagor is entitled to take) and to execute any instrument which the Mortgagee may deem necessary or advisable to accomplish the purposes of this Mortgage, including:

            (a)        to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Post-Production Contracts;

            (b)        to receive, indorse and collect any drafts or other instruments or documents in connection with clause (a);

            (c)        to file any claims or take any action or institute any proceedings which the Mortgagee may deem to be necessary or desirable for the collection thereof or to enforce the rights of the Mortgagee with respect to any of the Post-Production Contracts or to enforce compliance with the terms and conditions of the Post-Production Contracts; and

#6 - Mortgage	-43-

            (d)        to perform the affirmative obligations of the Mortgagor hereunder.

            The Mortgagor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

            SECTION 8.23.        Principal Amount of Debt. The obligations secured by this Mortgage (exclusive of interest and the cost, expenses and all other obligations of Mortgagor to Mortgagee which are not required to be stated as part of the total principal amount of the indebtedness secured) shall not exceed at any one time $20,000,000.00 U.S., which shall also be deemed the stated principal amount of this Mortgage.

            SECTION 8.24.        Governing Law, Entire Agreement. THIS MORTGAGE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF WYOMING. THIS MORTGAGE AND ALL EXHIBITS HERETO SHALL CONSTITUTE THE SOLE AND ENTIRE AGREEMENT OF MORTGAGOR AND MORTGAGEE, AND SHALL SUPERSEDE ANY AND ALL PRIOR OR CONTEMPORANEOUS ORAL NEGOTIATIONS, REPRESENTATIONS OR UNDERSTANDING.

            SECTION 8.25.        Waiver of Jury Trial. THE MORTGAGEE AND THE MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS MORTGAGE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE MORTGAGOR AND THE MORTGAGEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE ENTERING INTO THIS MORTGAGE.

#6 - Mortgage	-44-

IN WITNESS WHEREOF, Mortgagor has executed or caused to be executed this Mortgage, Security Agreement, Assignment, Financing Statement and Fixture Filing as of the day, month and year first above written.

MORTGAGOR

URANERZ ENGERGY CORPORATION, a Nevada corporation

By: [signature]
Name Printed: Glenn Catchpole
Title: President and Chief Executive Officer

ACKNOWLEDGMENT

STATE OF WYOMING)
) ss
COUNTY OF JOHNSON)

This instrument was acknowledged before me on this 12th day of November, 2013, by Glenn Catchpole as President and Chief Executive Officer of Uranerz Energy Corporation, a Nevada corporation.

[signature]
Notary Public

SEAL

BARBARA E. BONDS - NOTARY PUBLIC
COUNTY OF LARAMIE
STATE OF WYOMING
MY COMMISSION EXPIRES OCT. 9, 2017

My commission expires ________________.

#6 - Mortgage

-45-

TABLE OF CONTENTS FOR EXHIBITS

#6 - Mortgage	-46-

EXHIBIT A to MORTGAGE

LANDS SUBJECT TO UNPATENTED MINING CLAIMS

(Lands upon which the Nichols Ranch ISR Processing Facility and the Goods, General Intangibles and Fixtures Described in EXHIBIT B are Located)

The Nichols Ranch ISR Processing Facility is located on the following described Campbell County, Wyoming and Johnson County, Wyoming, Lands:

Nichols Ranch:	Township 43 North, Range 76 West
	Section 7:	SE/4SE/4
	Section 8:	S/2
	Section 17:	All
	Section 18:	E/2NE/4, NE/4SE/4
	Section 20:	N/2N/2

Jane Dough:	Township 43 North, Range 76 West
	Section 19:	E/2SE/4
	Section 20:	S/2, SE/4NW/4, S/2NE/4
	Section 21:	S/2NW/4, SW/4, SW/4SE/4
	Section 28:	All
	Section 29:	All
	Section 30:	SE/4
	Section 31:	E/2E/2
	Section 32:	All
	Section 33:	W/2NW/4

Reno Creek:	Township 43 North, Range 73 West
	Section 21:	S/2
	Section 22:	SW/4
	Section 28:	E/2
	Section 29:	NE/4
	Section 31:	NE/4
	Section 33:	SW/4

#6 - Mortgage	A-1

(Lands Subject to Unpatented Mining Claims)

All Unpatented Mining Claims of Uranerz Energy Corporation and Arkose Mining Venture relating to the following described Campbell County, Wyoming and Johnson County, Wyoming, Lands:

	Claim	Claim		Location	Township	Range
Project	Name	No.	W M C#	Date	North	West	Sec.	County

Uranerz Claims

Nichols Ranch	EB	67	277010	1/27/2006	43	76	17	Campbell
Nichols Ranch	EB	68	277011	1/27/2006	43	76	17	Campbell
Nichols Ranch	EB	77	274590	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	78	274591	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	79	274592	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	80	274593	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	82	274594	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	84	274595	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	86	274596	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	94	274597	2/6/2006	43	76	17	Johnson
Nichols Ranch	EB	95	274598	2/6/2006	43	76	7,8,17,18	Johnson
Nichols Ranch	EB	96	274599	2/6/2006	43	76	8,17	Johnson
Nichols Ranch	EB	97	277012	1/28/2006	43	76	7,8	Johnson
Nichols Ranch	EB	98	274600	1/28/2006	43	76	8	Johnson
Nichols Ranch	EB	99	274601	1/28/2006	43	76	7,8	Johnson
Nichols Ranch	EB	100	274602	1/28/2006	43	76	8	Johnson
Nichols Ranch	EB	69	7681	9/15/1968	43	76	17	Campbell
Nichols Ranch	EB	70	7682	9/15/1968	43	76	17	Campbell
Nichols Ranch	EB	71	7683	9/15/1968	43	76	17	Campbell
Nichols Ranch	EB	73	7685	9/15/1968	43	76	17	Campbell
Nichols Ranch	EB	81	7693	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	83	7695	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	85 Am	7697	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	87 Am	7699	9/19/1968	43	76	17,18	Johnson
Nichols Ranch	EB	88	7700	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	89 Am	7701	9/19/1968	43	76	17,18	Johnson
Nichols Ranch	EB	90	7702	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	91 Am	7703	9/19/1968	43	76	17,18	Johnson
Nichols Ranch	EB	92	7704	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	93 Am	7705	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	102	290876	9/26/2007	43	76	17	Campbell

#6 - Mortgage	A-2

	Claim	Claim		Location	Township	Range
Project	Name	No.	W M C#	Date	North	West	Sec.	County
Nichols Ranch	EB	103	290877	9/26/2007	43	76	17	Campbell
Nichols Ranch	EB	104	290878	9/26/2007	43	76	17	Campbell
Nichols Ranch	EB	105	290879	9/26/2007	43	76	17	Campbell
Nichols Ranch	EB	106	290880	9/26/2007	43	76	17	Campbell
Nichols Ranch	EEB	1	297963	8/11/2009	43	76	18	Johnson

Jane Dough	DS	25	281348	12/10/2006	43	76	20	Campbell
Jane Dough	DS	26	281349	12/10/2006	43	76	20	Campbell
Jane Dough	DS	28	281351	12/10/2006	43	76	20	Campbell
Jane Dough	DS	30	281353	12/10/2006	43	76	20	Campbell
Jane Dough	DS	32	281355	12/10/2006	43	76	20	Campbell
Jane Dough	DS	34	281357	12/10/2006	43	76	20	[Campbell] Johnson
Jane Dough	DS	35	281358	12/10/2006	43	76	20	Johnson
Jane Dough	DS	36	281359	12/10/2006	43	76	20	Johnson
Jane Dough	EB	43	274582	2/6/2006	43	76	20,21	Campbell
Jane Dough	EB	44	274583	2/6/2006	43	76	21	Campbell
Jane Dough	EB	45	274584	2/6/2006	43	76	20,21	Campbell
Jane Dough	EB	46	274585	2/6/2006	43	76	21	Campbell
Jane Dough	EB	40	14314	9/17/1968	43	76	21	Campbell
Jane Dough	EB	42	14316	9/17/1968	43	76	21	Campbell
Jane Dough	DS	102	284595	3/1/2007	43	76	21	Campbell
Jane Dough	DS	103	284596	3/2/2007	43	76	21	Campbell
Jane Dough	DS	104	284597	3/2/2007	43	76	21	Campbell
Jane Dough	DS	105	284598	3/2/2007	43	76	21	Campbell
Jane Dough	DS	106	284599	3/2/2007	43	76	21	Campbell
Jane Dough	DS	109	284600	3/1/2007	43	76	21	Campbell
Jane Dough	DS	110	284601	3/1/2007	43	76	21	Campbell
Jane Dough	DS	111	284602	3/2/2007	43	76	21	Campbell

Reno Creek	BFR	1	274577	3/3/2006	43	73	30,31	Campbell
Reno Creek	BFR	2	274578	3/3/2006	43	74	31	Campbell
Reno Creek	BFR	3	274579	3/3/2006	43	74	31	Campbell

Arkose Claims

Jane Dough	W C	319	275263	2/22/2006	43	76	32	Campbell
Jane Dough	W C	320	275264	2/22/2006	43	76	32	Campbell
Jane Dough	W C	321	275265	2/22/2006	43	76	32	Campbell
Jane Dough	W C	322	275266	2/22/2006	43	76	32	Campbell

#6 - Mortgage	A-3

	Claim	Claim		Location	Township	Range
Project	Name	No.	W M C#	Date	North	West	Sec.	County
Jane Dough	W C	323	275267	2/22/2006	43	76	32	Campbell
Jane Dough	W C	324	275268	2/22/2006	43	76	32	Campbell
Jane Dough	W C	325	275269	2/22/2006	43	76	32	Campbell
Jane Dough	W C	326	275270	2/22/2006	43	76	32	Campbell
Jane Dough	W C	327	275271	2/22/2006	43	76	32	Campbell
Jane Dough	W C	328	275272	2/22/2006	43	76	32	Campbell
Jane Dough	W C	365	275309	2/22/2006	43	76	32	Johnson
Jane Dough	W C	366	275310	2/22/2006	43	76	32	Johnson
Jane Dough	W C	367	275311	2/22/2006	43	76	32	Johnson
Jane Dough	W C	368	275312	2/22/2006	43	76	32	Johnson
Jane Dough	W C	369	275313	2/22/2006	43	76	32	Johnson
Jane Dough	W C	370	275314	2/22/2006	43	76	32	Johnson
Jane Dough	W C	371	275315	2/22/2006	43	76	32	Johnson
Jane Dough	W C	372	275316	2/22/2006	43	76	32	Johnson
Jane Dough	W C	373	275317	2/22/2006	43	76	32	Johnson
Jane Dough	W C	374	275318	2/22/2006	43	76	32	Johnson
Jane Dough	RK	453	274943	2/8/2006	43	76	33	Campbell
Jane Dough	RK	454	274944	2/8/2006	43	76	33	Campbell
Jane Dough	RK	455	274945	2/8/2006	43	76	33	Campbell
Jane Dough	RK	456	274946	2/8/2006	43	76	33	Campbell
Jane Dough	RK	457	274947	2/8/2006	43	76	33	Campbell
Jane Dough	RK	458	274948	2/8/2006	43	76	33	Campbell
Jane Dough	TR	229	275174	2/24/2006	43	76	29	Campbell
Jane Dough	TR	230	275175	2/24/2006	43	76	29	Campbell
Jane Dough	TR	231	275176	2/24/2006	43	76	29	Campbell
Jane Dough	TR	232	275177	2/24/2006	43	76	29	Campbell
Jane Dough	TR	233	275178	2/24/2006	43	76	29	Campbell
Jane Dough	TR	234	275179	2/24/2006	43	76	29	Campbell
Jane Dough	TR	235	275180	2/24/2006	43	76	29	Campbell
Jane Dough	TR	236	275181	2/24/2006	43	76	29	Campbell
Jane Dough	TR	237	275182	2/24/2006	43	76	29	Campbell
Jane Dough	TR	238	275183	2/24/2006	43	76	29	Campbell
Jane Dough	TR	239	275184	2/24/2006	43	76	29	Campbell
Jane Dough	TR	240	275185	2/24/2006	43	76	29	Campbell
Jane Dough	TR	241	275186	2/24/2006	43	76	29	Campbell
Jane Dough	TR	242	275187	2/24/2006	43	76	20,29	Campbell
Jane Dough	TR	243	275188	2/24/2006	43	76	20,29	Campbell
Jane Dough	TR	244	275189	2/24/2006	43	76	20	Campbell
Jane Dough	TR	245	275190	2/24/2006	43	76	20	Campbell

#6 - Mortgage	A-4

	Claim	Claim		Location	Township	Range
Project	Name	No.	W M C#	Date	North	West	Sec.	County
Jane Dough	DS	3	281326	12/10/2006	43	76	28	Campbell
Jane Dough	DS	4	281327	12/10/2006	43	76	21,28	Campbell
Jane Dough	DS	5	281328	12/10/2006	43	76	28	Campbell
Jane Dough	DS	6	281329	12/10/2006	43	76	21,28	Campbell
Jane Dough	DS	7	281330	12/10/2006	43	76	28	Campbell
Jane Dough	DS	8	281331	12/10/2006	43	76	21,28	Campbell
Jane Dough	DS	9	281332	12/10/2006	43	76	28	Campbell
Jane Dough	DS	10	281333	12/10/2006	43	76	21,28	Campbell
Jane Dough	DS	11	281334	12/10/2006	43	76	28	Campbell
Jane Dough	DS	12	281335	12/10/2006	43	76	21,28	Campbell
Jane Dough	DS	13	281336	12/10/2006	43	76	28	Campbell
Jane Dough	DS	14	281337	12/10/2006	43	76	21,28	Campbell
Jane Dough	DS	15	281338	12/10/2006	43	76	28	Campbell
Jane Dough	DS	16	281339	12/10/2006	43	76	21,28	Campbell
Jane Dough	DS	17	281340	12/10/2006	43	76	28,29	Campbell
Jane Dough	DS	18	281341	12/10/2006	43	76	20,21,28,29	Campbell
Jane Dough	DS	19	281342	12/10/2006	43	76	29	Campbell
Jane Dough	DS	20	281343	12/10/2006	43	76	20,29	Campbell
Jane Dough	DS	21	281344	12/10/2006	43	76	29	Campbell
Jane Dough	DS	22	281345	12/10/2006	43	76	20,29	Campbell
Jane Dough	DS	23	281346	12/10/2006	43	76	29	Campbell
Jane Dough	DS	24	281347	12/10/2006	43	76	20,29	Campbell
Jane Dough	DS	27	281350	12/10/2006	43	76	20	Campbell
Jane Dough	DS	29	281352	12/10/2006	43	76	20	Campbell
Jane Dough	DS	31	281354	12/10/2006	43	76	20	Campbell
Jane Dough	DS	33	281356	12/10/2006	43	76	20	[Campbell] Johnson
Jane Dough	DS	37	281360	12/10/2006	43	76	20	Campbell
Jane Dough	DS	38	281361	12/10/2006	43	76	20	Campbell
Jane Dough	DS	39	281362	12/10/2006	43	76	20	Campbell
Jane Dough	DS	100	284593	3/1/2007	43	76	21	Campbell
Jane Dough	DS	101	284594	3/1/2007	43	76	21	Campbell
Jane Dough	TR	246	275191	2/23/2006	43	76	31	Johnson
Jane Dough	TR	247	275192	2/23/2006	43	76	31	Johnson
Jane Dough	TR	248	275193	2/23/2006	43	76	31	Johnson
Jane Dough	TR	249	275194	2/23/2006	43	76	31	Johnson
Jane Dough	TR	250	275195	2/23/2006	43	76	31	Johnson
Jane Dough	TR	251	275196	2/23/2006	43	76	31	Johnson
Jane Dough	TR	252	275197	2/23/2006	43	76	31	Johnson
Jane Dough	TR	253	275198	2/23/2006	43	76	31	Johnson

#6 - Mortgage	A-5

	Claim	Claim		Location	Township	Range
Project	Name	No.	W M C#	Date	North	West	Sec.	County
Jane Dough	TR	254	275199	2/23/2006	43	76	31	Johnson
Jane Dough	TR	255	275200	2/23/2006	43	76	30,31	Johnson
Jane Dough	TR	256	275201	2/23/2006	43	76	30	Johnson
Jane Dough	TR	257	275202	2/23/2006	43	76	30	Johnson
Jane Dough	TR	258	275203	2/23/2006	43	76	30	Johnson
Jane Dough	TR	259	275204	2/23/2006	43	76	30	Johnson
Jane Dough	TR	260	275205	2/23/2006	43	76	30	Johnson
Jane Dough	TR	261	275206	2/23/2006	43	76	30	Johnson
Jane Dough	TR	262	275207	2/23/2006	43	76	30	Johnson
Jane Dough	TR	263	275208	2/23/2006	43	76	30	Johnson
Jane Dough	TR	264	275209	2/23/2006	43	76	30	Johnson

MINING LEASES AND SURFACE AGREEMENTS, ETC.

(URANERZ Properties - Nichols Ranch, Jane Dough, Reno Creek
Mining Leases and Surface Agreements, etc.)

Nichols Ranch Project:

1.

Mining Lease dated April 24, 2007 between Donald and Betty Payne and Uranerz Energy Corporation covering the SE/4SE/4 Section 7; E/2NE/4, SW/4NE/4, NW/4SE/4 Section 18, Township 43 North, Range 76 West, 6th PM.

2.

Mining Lease dated April 24, 2007 between Constance Zorns and Lawrence Zink and Uranerz Energy Corporation covering the SE/4SE/4 Section 7; E/2NE/4, SW/4NE/4, NW/4SE/4 Section 18, Township 43 North, Range 76 West, 6th PM.

3.	Option Agreement dated December 9, 2005 between Excalibur Industries and Uranerz Energy Corporation covering portions of Sections 7, 8, 17, 18, 20 and 21, Township 43 North, Range 76 West, 6th PM.

4.	Surface Use Agreement dated June 13, 2006 between T-Chair Land Company and Uranerz Energy Corporation covering Sections 8, 17, 18, 20, 21, Township 43 North, Range 76 West, 6th PM.

North Reno Creek Project:

1.	Mining Lease dated April 11, 2006 between the Sinadin Family Trust and Uranerz Energy Corporation covering the Lots 5, 11, and 12, Section 31, Township 43 North, Range 73 West, 6th PM.

#6 - Mortgage	A-6

(URANERZ Properties - Nichols Ranch, Jane Dough, Reno Creek
Mining Leases and Surface Agreements, etc.)

2.	Mining Lease dated April 4, 2006 between the Larry Ickes Trust and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

3.	Mining Lease dated April 4, 2006 between the Yvonne Phillips Trust and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

4.	Mining Lease dated April 20, 2006 between Yvonne Phillips and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

5.	Mining Lease dated February 20, 2006 between June Thielen et. al. and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

6.	Mining Lease dated April 6, 2006 between Larry Ickes and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

7.	Mining Lease dated April 28, 2006 between Douglas Ickes and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

8.	Mining Lease dated May 10, 2006 between Jennifer Hanlin and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

9.	Mining Lease dated May 1, 2006 between Timothy Ickes and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

10.	Mining Lease dated June 29, 2007 between Hancock Enterprises and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

11.

Mining Lease dated September 25, 2008 between the Blanche Willard Trust and Uranerz Energy Corporation covering the SW/4 Section 22; E/2 Section 28; and the SW/4 Section 33, Township 43 North, Range 73 West, 6th PM.

12.	Mining Lease dated September 18, 2008 between Bernice Groves and Uranerz Energy Corporation covering the N/2 Section 29, Township 43 North, Range 73 West, 6th PM.

13.

Surface Use Agreement dated September 18, 2008 between the Bernice Groves Trust and Uranerz Energy Corporation covering the SW/4 Section 22; E/2 Section 28; and the SW/4 Section 33, Township 43 North, Range 73 West 6th PM.

#6 - Mortgage	A-7

(URANERZ Properties - Nichols Ranch, Jane Dough, Reno Creek
Mining Leases and Surface Agreements, etc.)

14.	Surface Use Agreement dated September 17, 2008 between the Drake Family Trust and Uranerz Energy Corporation covering the N/2 Section 29, Township 43 North, Range 73 West, 6th PM.

15.	Surface Use Agreement dated March 12, 2009 between June Thielen and Uranerz Energy Corporation covering the S/2 Section 21, Township 43 North, Range 73 West 6th PM.

16.	Mining Lease dated February 13, 2009 between Robert Townsend III and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

17.	Mining Lease dated February 16, 2009 between Diana Morehouse and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

18.	Mining Lease dated April 14, 2009 between Judith Ickes and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

19.	Mining Lease dated April 16, 2009 between Cannon Wyoming Investment LLC and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

20.	Mining Lease dated April 22, 2009 between Melissa Fry and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

21.	Mining Lease dated May 18, 2009 between William Randolph Townsend and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

22.	Mining Lease dated June 15, 2009 between Fortin Enterprises, Inc. and Uranerz Energy Corporation covering the S/2 Section 21; NE/4 Section 29, Township 43 North, Range 73 West, 6th PM.

(Balance of this page intentionally left blank.)

#6 - Mortgage	A-8

(ARKOSE Properties - Jane Dough
Mining Leases and Surface Agreements, etc.)

Jane Dough Project:

1.

Mining Lease dated April 27, 2007 between Ray Taylor and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

2.

Mining Lease dated May 11, 2007 between Donnelle J. Schlicht and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

3.

Mining Lease dated June 21, 2007 between Laura L. Day and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

4.

Mining Lease dated April 13, 2006 between Nelroy LLC and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

5.

Mining Lease dated July 17, 2006 between The Trautwein Family, LLC and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

6.

Mining Lease dated July 3, 2007 between H. Howard Cooper and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

7.

Mining Lease dated July 3, 2007 between George and Dana Clay and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

8.

Mining Lease dated May 3, 2007 between FCN, Inc. and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

9.

Mining Lease dated September 20, 2007 between Diana K. Woods and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

10.

Mining Lease dated September 20, 2007 between Judy and Lawrence Kolz and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

#6 - Mortgage	A-9

(ARKOSE Properties - Jane Dough
Mining Leases and Surface Agreements, etc.)

11.

Mining Lease dated September 20, 2007 between Matthew Lawrence Kolz and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

12.

Mining Lease dated September 20, 2007 between Matsuda Trust and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

13.

Mining Lease dated September 30, 2007 between Blackgold Enterprises, LLC and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

14.

Mining Lease dated August 20, 2008 between Pax Irvine Mineral Trust and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 covering SW/4 Section 20; W/2 Section 29; W/2SE/4, NW/4NE/4 Section 31, Township 43 North, Range 76 West, 6th PM.

15.

Mining Lease dated December 3, 2008 between Iberlin Mineral Partnership and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the S/2 Section 28; N/2 Section 32, Township 43 North, Range 76 West, 6th PM.

16.

Mining Lease dated November 24, 2009 between Pamela Campbell et. al. and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, covering the W/2 Section 29, Township 43 North, Range 76 West, 6th PM.

17.	Surface Use Agreement dated June 13, 2006 between T-Chair Land Company and Uranerz Energy Corporation covering Sections 20 and 21, Township 43 North, Range 76 West, 6th PM.

18.

Surface Use Agreement dated August 13, 2008 between Dry Fork Land & Livestock and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 covering the SW/4NW/4, SW/4 Section 20; W/2, W/2E/2, E/2SE/4 Section 29; E/2 Section 30; E/2E/2, W/2SE/4, NW/4NE/4 Section 31, Township 43 North, Range 76, West 6 th PM.

19.

Surface Use Agreement dated August 13, 2008 between Iberlin Ranch Ltd and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 covering the S/2 Section 28; All Section 32; NW/4 Section 33, Township 43 North, Range 76 West, 6th PM.

#6 - Mortgage	A-10

(ARKOSE Properties - Jane Dough
Mining Leases and Surface Agreements, etc.)

20.	Option Agreement dated December 9, 2005 between Excalibur Industries and Uranerz Energy Corporation covering portions of Sections 28 and 29 Township 43 North, Range 76 West, 6th PM.

21.	Quitclaim Deed from WYOCAD LLC to Nammco, a Wyoming Partnership dated October 16, 2006, pertaining to the WC claims a reserved overriding royalty interest of ¼ of 1% of 8/8ths.

(Balance of this page intentionally left blank.)

#6 - Mortgage	A-11

EXHIBIT A - Schedule I

N
Uranerz

NICHOLS RANCH URANIUM ISR PROJECT
MAIN PLANT PLOT PLAN
PREPARED FOR
URANERZ ENERGY CORP.
CASPER, WY

P-4001

#6 - Mortgage	A-12

EXHIBIT B to MORTGAGE

LISTING OF TITLED EQUIPMENT

Date Acquired	Asset Description	VIN	Cost
01/01/2012	1986 Mac Concrete Ready Mix Truck	1M2B126CXGA012675	$9,450.00
01/10/2012	1989 Peterbuilt Ready Mix Truck - 10YD	1XPAL59X1KN270870	$22,539.52
01/01/2012	Grouting Truck, 1999 Ford F550	1FDAF57F2XEC86050	$38,483.92
01/01/2012	Grouting Truck, 2000 Ford F550	1FDAF57F3YED73750	$38,664.47
11/16/2012	Resin Trailer	1P9VN3620CK359064	$79,647.75
11/16/2012	Resin Trailer	1P9VN3622CK359065	$79,647.75
03/02/2012	Miller EZE -Load Trailer	1Z9BS1213CG138488	$5,390.84
03/02/2012	Miller EZE -Load Trailer	1Z9BS1213CG138489	$5,390.84
03/02/2012	Miller EZE -Load Trailer	1Z9BS1212CG138490	$5,390.84
05/15/2012	Flatbed Trailer #14000 TR -38	49TFG242751072753	$4,200.00

Total Cost, Title Equipment			$288,805.93

#6 - Mortgage	B-1

EXHIBIT C to MORTGAGE

LICENSES AND PERMITS

Permit, License, or Approval Name	Agency	Status	Comment

Sources Material License	NRC	Received SUA-1597 7/19/2011	Must be renewed every ten years

Permit to mine	W DEQ -LQD	Received Permit to Mine No. 778 12/29/2010

Permit to Appropriate Groundwater	SEO	All permits for wells are approved and in hand

DEQ Drilling Permit	W DEQ -LQD	In Possession, No. 336DN and 378DN

BLM Drilling Permit	BLM	W -169662 was terminated in 2011

W ellfield Authorization Permit	W DEQ -LQD	Nichols Ranch PA#1 in review with NRC	DEQ Approved June 4, 2013

Deep Disposal W ell Permits	W DEQ -W QD	Received Permit 10-392 10/22/2012	Must be renewed every ten years

W YPDES	W DEQ -W QD	N/A

11(e)2 Byproduct/W aste Disposal Agreement	N/A	Agreement in place

Septic Leach Field	County	Obtained permit from Johnson County 01/17/2012

Air Quality Permit	W DEQ -AQD	Received Permit CT -8644 10/02/2009

BLM Plan of Operations	BLM	Plan of Operations deemed complete (06/2012), draft Environmental Assessment under review.	Applies to 280 acres of BLM land at the Hank Unit

Storm W ater Pollution Prevention Plan	W DEQ -W QD	Received authorization W YR104331	Expires 03/15/2016, but can be renewed

EPA Public W ater System	EPA	Received - Permit No. W Y5601665

Notes:	NRC - Nuclear Regulatory Commission
W DEQ -LQD - W yoming Department of Environmental Quality Land Quality Division
W DEQ -W QD - W yoming Department of Environmental Quality W ater Quality Division
W DEQ -AQD - W yoming Department of Environmental Quality Air Quality Division
SEO - State Engineer’s Office
BLM - Bureau of Land Management

#6 - Mortgage	C-1

EXHIBIT D to MORTGAGE

PERMITTED ENCUMBRANCES

Permitted Encumbrances

Subject to the terms of the Financing Agreement, the Bond Purchase Agreement, the Indenture, the Security Documents and the Arkose Mining Venture Agreement, the Collateral and the Mortgaged Property (other than the Arkose Mining Venture property set forth in EXHIBIT A of this Mortgage) securing the Bond shall be the sole and exclusive property of, and title thereto shall continue to be vested in, the Mortgagor.

Permitted Encumbrances shall include: (a) any security interest granted to or held by Johnson County, Wyoming (the “Issuer”), UMB BANK, n.a. (the “Trustee”) or the State of Wyoming acting by and through the Wyoming state Treasurer (the “Purchaser”) under the Loan Documents; (b) any other encumbrance in favor of the Issuer, the Trustee or the Purchaser; (c) any encumbrance which is approved in writing by the Purchaser; (d) any encumbrance created under the agreement entitled the “Processing Agreement for Uranium Concentrates,” dated November 28, 2011, entered into between the Borrower and a third party for the processing of uranium resins produced by the Borrower, which contains an obligation of the Borrower which might exceed $200,000 or more per period of 12 months if the Borrower does not tender for processing a specified minimum quantity of resins to Power Resources in any of the calendar years 2013, 2014 and 2015; (e) any operating lease of personal property entered into in the ordinary course of business and having a term (including renewals) of greater than one year that is deemed to be an encumbrance under applicable law; (f) any security interest in cash or cash equivalent on deposit with any person or entity as collateral for reclamation obligations pertaining to the Properties identified in the Mortgage; (g) any encumbrance for purchase money mortgages and other security interests on equipment acquired, leased or held by Borrower (including equipment held by Borrower as lessee under leveraged leases) in the ordinary course of business to secure the purchase price of or rental payments with respect to the equipment or to secure indebtedness incurred solely for the purpose of financing the acquisition (including acquisition as lessee under leveraged leases), construction or improvement of any of the equipment, as long as the property secured by that encumbrance is limited to the relevant equipment; (h) encumbrances of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction; (i) any encumbrance arising by operation of law in the ordinary course of business in good faith including (1) workman’s, contractor’s, subscontractor’s, mechanic’s, materialman’s, supplier’s, solicitor’s or other similar statutory liens, (2) liens in favor of any government agency, (3) liens for taxes, assessments and governmental charges or levies not yet due and payable, (4) the terms and conditions of mineral leases under which Borrower is a lessee, and liens affecting the interests of any third party lessor as the property owner under the relevant lease, (5) the terms and conditions of the Leases, and (6) liens of pledges or deposits under workers’ compensation laws or similar legislation, unemployment insurance or other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return of money bonds and similar obligations; (j) any zoning or similar law or right reserved to or vested in any government agency to control or regulate the use of any real property; (k) registered restrictions, covenants, land use contracts, building schemes, declarations of covenants, conditions and restrictions, servicing agreements in favor of any government agency, easements, rights-of-ways, servitudes or other similar rights in or with respect to real property (including open space and conservation easements, restrictions or similar agreements and rights of way and servitudes for railways, water, sewer, drainage, gas and oil pipelines, electricity, light, power, telephone, telegraph, internet or cable television services and utilities) granted to or reserved by third parties; and (l) any right reserved to or vested in any government agency, by the terms of any permit, license, certificate, order, grant, classification (including any zoning laws and ordinances and similar legal requirements), registration or other consent, approval or authorization acquired from any government agency, to terminate any permit, license, certificate, order, grant, classification, registration or other consent, approval, or authorization or to require annual or other payments as a condition to the continuance of that right.

#6 - Mortgage	D-1

ROYALTY BURDENS

Without modifying the representations and warranties contained within this Mortgage or any of the exceptions hereto, the following are instruments under which third parties may currently have contractual or statutory rights to the surface or sub-surface covered by the Unpatented Mining Claims, and those and any similar existing or future instruments shall also constitute Permitted Encumbrances:

(Royalty Burdens on URANERZ Properties
Unpatented Mining Claims and Surface Use Agreements)

Nichols Ranch Project:

1.

Mining Lease dated April 24, 2007 between Donald and Betty Payne and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

2.

Mining Lease dated April 24, 2007 between Constance Zorns and Lawrence Zink and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00

3.

Option Agreement dated December 9, 2005 between Excalibur Industries and Uranerz Energy Corporation includes an overriding royalty interest of 6% of the quarterly average spot price for U308 of $45.00 or less; 8% of the quarterly average spot price for U308 is greater than $45.00.

North Reno Creek Project:

1.

Mining Lease dated April 11, 2006 between the Sinadin Family Trust and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

#6 - Mortgage	D-2

(Royalty Burdens on URANERZ Properties
Unpatented Mining Claims and Surface Use Agreements)

2.

Mining Lease dated April 4, 2006 between the Larry Ickes Trust and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

3.

Mining Lease dated April 4, 2006 between the Yvonne Phillips Trust and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

4.

Mining Lease dated April 20, 2006 between Yvonne Phillips and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

5.

Mining Lease dated February 20, 2006 between June Thielen et.al. and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

6.

Mining Lease dated April 6, 2006 between Larry Ickes and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

7.

Mining Lease dated April 28, 2006 between Douglas Ickes and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

8.

Mining Lease dated May 10, 2006 between Jennifer Hanlin and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

9.

Mining Lease dated May 1, 2006 between Timothy Ickes and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

10.

Mining Lease dated June 29, 2007 between Hancock Enterprises and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

11.	Mining Lease dated September 25, 2008 between the Blanche Willard Trust and Uranerz Energy Corporation includes a royalty percentage of 8% of the total gross proceeds from the sale of U308.

12.	Mining Lease dated September 18, 2008 between Bernice Groves and Uranerz Energy Corporation includes a royalty percentage of 8% of the total gross proceeds from the sale of U308.

#6 - Mortgage	D-3

(Royalty Burdens on URANERZ Properties
Unpatented Mining Claims and Surface Use Agreements)

13.

Mining Lease dated February 13, 2009 between Robert Townsend III and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

14.

Mining Lease dated February 16, 2009 between Diana Morehouse and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

15.

Mining Lease dated April 14, 2009 between Judith Ickes and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

16.

Mining Lease dated April 16, 2009 between Cannon Wyoming Investment LLC and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

17.

Mining Lease dated April 22, 2009 between Melissa Fry and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

18.

Mining Lease dated May 18, 2009 between William Randolph Townsend and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

19.

Mining Lease dated June 15, 2009 between Fortin Enterprises, Inc. and Uranerz Energy Corporation includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; and 8% when the fair market value of U308 is greater than $45.00.

(Royalty Burdens on ARKOSE Properties
Fee Leases and Surface Use Agreements)

Jane Dough Project:

1.

Mining Lease dated April 27, 2007 between Ray Taylor and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 2%-10%.

2.

Mining Lease dated May 11, 2007 between Donnelle J. Schlicht and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 2%-10%.

#6 - Mortgage	D-4

(Royalty Burdens on ARKOSE Properties
Fee Leases and Surface Use Agreements)

3.

Mining Lease dated June 21, 2007 between Laura L. Day and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 2%-10%.

4.

Mining Lease dated April 13, 2006 between Nelroy LLC and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a royalty percentage of 4% of the total gross proceeds from the sale of U308.

5.

Mining Lease dated July 17, 2006 between The Trautwein Family, LLC and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based total gross proceeds from the sale of U308 of 2%-10%.

6.

Mining Lease dated July 3, 2007 between H. Howard Cooper and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.5%-10%.

7.

Mining Lease dated July 3, 2007 between George and Dana Clay and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.5%-10%.

8.

Mining Lease dated May 3, 2007 between FCN, Inc. and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.5%-10%.

9.

Mining Lease dated September 20, 2007 between Diana K. Woods and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.0%-10%.

10.

Mining Lease dated September 20, 2007 between Judy and Lawrence Kolz and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.0%- 10%.

11.

Mining Lease dated September 20, 2007 between Matthew Lawrence Kolz and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.0%- 10%.

12.

Mining Lease dated September 20, 2007 between Matsuda Trust and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.0%-10%.

#6 - Mortgage	D-5

(Royalty Burdens on ARKOSE Properties
Fee Leases and Surface Use Agreements)

13.

Mining Lease dated September 30, 2007 between Blackgold Enterprises, LLC and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 4.5%- 10%.

14.

Mining Lease dated August 20, 2008 between Pax Irvine Mineral Trust and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; 8% when the fair market value of U308 is greater than $45.00.

15.

Mining Lease dated November 24, 2009 between Pamela Campbell et. al. and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a royalty percentage of 6% when the fair market value of U308 is $45.00 or less; 8% when the fair market value of U308 is greater than $45.00.

16.

Option Agreement dated December 9, 2005 between Excalibur Industries and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes an overriding royalty interest of 6% of the quarterly average spot price for U308 of $45.00 or less; 8% of the quarterly average spot price for U308 is greater than $45.00.

17.

Surface Use Agreement dated August 13, 2008 between Dry Fork Land & Livestock and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a Surface Extraction payment based on the total gross proceeds from the sale of U308 of 1% at $50.00 or less; and 2% at greater than $50.00.

18.

Surface Use Agreement dated August 13, 2008 between Iberlin Ranch Ltd and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008 includes a Surface Extraction payment based on the total gross proceeds from the sale of U308 of 1% at $50.00 or less; and 2% at greater than $50.00.

19.

Mining Lease dated December 3, 2008 between Iberlin Mineral Partnership and Uranerz Energy Corporation as Manager of the Arkose Mining Venture dated January 15, 2008, includes a sliding scale royalty based on total gross proceeds from the sale of U308 of 2%- 10%.

20.	Quitclaim Deed from WYOCAD LLC to Nammco, a Wyoming Partnership dated October 16, 2006 pertaining to the WC claims and reserving an overriding royalty interest of ¼ of 1% of 8/8ths.

#6 - Mortgage	D-6

UNPATENTED MINING CLAIMS SUBJECT TO ROYALTY BURDENS

	Claim	Claim		Location	Township	Range
Project	Name	No.	W M C#	Date	North	West	Sec.	County

Uranerz Claims

Nichols Ranch	EB	67	277010	1/27/2006	43	76	17	Campbell
Nichols Ranch	EB	68	277011	1/27/2006	43	76	17	Campbell
Nichols Ranch	EB	77	274590	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	78	274591	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	79	274592	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	80	274593	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	82	274594	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	84	274595	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	86	274596	1/27/2006	43	76	17	Johnson
Nichols Ranch	EB	94	274597	2/6/2006	43	76	17	Johnson
Nichols Ranch	EB	95	274598	2/6/2006	43	76	7,8,17,18	Johnson
Nichols Ranch	EB	96	274599	2/6/2006	43	76	8,17	Johnson
Nichols Ranch	EB	97	277012	1/28/2006	43	76	7,8	Johnson
Nichols Ranch	EB	98	274600	1/28/2006	43	76	8	Johnson
Nichols Ranch	EB	99	274601	1/28/2006	43	76	7,8	Johnson
Nichols Ranch	EB	100	274602	1/28/2006	43	76	8	Johnson
Nichols Ranch	EB	69	7681	9/15/1968	43	76	17	Campbell
Nichols Ranch	EB	70	7682	9/15/1968	43	76	17	Campbell
Nichols Ranch	EB	71	7683	9/15/1968	43	76	17	Campbell
Nichols Ranch	EB	73	7685	9/15/1968	43	76	17	Campbell
Nichols Ranch	EB	81	7693	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	83	7695	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	85 Am	7697	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	87 Am	7699	9/19/1968	43	76	17,18	Johnson
Nichols Ranch	EB	88	7700	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	89 Am	7701	9/19/1968	43	76	17,18	Johnson
Nichols Ranch	EB	90	7702	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	91 Am	7703	9/19/1968	43	76	17,18	Johnson
Nichols Ranch	EB	92	7704	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	93 Am	7705	9/19/1968	43	76	17	Johnson
Nichols Ranch	EB	102	290876	9/26/2007	43	76	17	Campbell
Nichols Ranch	EB	103	290877	9/26/2007	43	76	17	Campbell
Nichols Ranch	EB	104	290878	9/26/2007	43	76	17	Campbell
Nichols Ranch	EB	105	290879	9/26/2007	43	76	17	Campbell
Nichols Ranch	EB	106	290880	9/26/2007	43	76	17	Campbell
Nichols Ranch	EEB	1	297963	8/11/2009	43	76	18	Johnson

#6 - Mortgage	D-7

	Claim	Claim		Location	Township	Range
Project	Name	No.	W M C#	Date	North	West	Sec.	County
Jane Dough	DS	25	281348	12/10/2006	43	76	20	Campbell
Jane Dough	DS	26	281349	12/10/2006	43	76	20	Campbell
Jane Dough	DS	28	281351	12/10/2006	43	76	20	Campbell
Jane Dough	DS	30	281353	12/10/2006	43	76	20	Campbell
Jane Dough	DS	32	281355	12/10/2006	43	76	20	Campbell
Jane Dough	DS	34	281357	12/10/2006	43	76	20	[Campbell]
								Johnson
Jane Dough	DS	35	281358	12/10/2006	43	76	20	Johnson
Jane Dough	DS	36	281359	12/10/2006	43	76	20	Johnson
Jane Dough	EB	43	274582	2/6/2006	43	76	20,21	Campbell
Jane Dough	EB	44	274583	2/6/2006	43	76	21	Campbell
Jane Dough	EB	45	274584	2/6/2006	43	76	20,21	Campbell
Jane Dough	EB	46	274585	2/6/2006	43	76	21	Campbell
Jane Dough	EB	40	14314	9/17/1968	43	76	21	Campbell
Jane Dough	EB	42	14316	9/17/1968	43	76	21	Campbell
Jane Dough	DS	102	284595	3/1/2007	43	76	21	Campbell
Jane Dough	DS	103	284596	3/2/2007	43	76	21	Campbell
Jane Dough	DS	104	284597	3/2/2007	43	76	21	Campbell
Jane Dough	DS	105	284598	3/2/2007	43	76	21	Campbell
Jane Dough	DS	106	284599	3/2/2007	43	76	21	Campbell
Jane Dough	DS	109	284600	3/1/2007	43	76	21	Campbell
Jane Dough	DS	110	284601	3/1/2007	43	76	21	Campbell
Jane Dough	DS	111	284602	3/2/2007	43	76	21	Campbell
Arkose Claims
Jane Dough	TR	235	275180	2/24/2006	43	76	29	Campbell
Jane Dough	TR	236	275181	2/24/2006	43	76	29	Campbell
Jane Dough	TR	237	275182	2/24/2006	43	76	29	Campbell
Jane Dough	TR	238	275183	2/24/2006	43	76	29	Campbell
Jane Dough	TR	239	275184	2/24/2006	43	76	29	Campbell
Jane Dough	TR	240	275185	2/24/2006	43	76	29	Campbell
Jane Dough	TR	241	275186	2/24/2006	43	76	29	Campbell
Jane Dough	TR	242	275187	2/24/2006	43	76	20,29	Campbell
Jane Dough	TR	243	275188	2/24/2006	43	76	20,29	Campbell
Jane Dough	TR	244	275189	2/24/2006	43	76	20	Campbell
Jane Dough	TR	245	275190	2/24/2006	43	76	20	Campbell
Jane Dough	DS	3	281326	12/10/2006	43	76	28	Campbell
Jane Dough	DS	4	281327	12/10/2006	43	76	21,28	Campbell
Jane Dough	DS	5	281328	12/10/2006	43	76	28	Campbell
Jane Dough	DS	6	281329	12/10/2006	43	76	21,28	Campbell

#6 - Mortgage	D-8

	Claim	Claim		Location	Township	Range
Project	Name	No.	W M C#	Date	North	West	Sec.	County
Jane Dough	DS	7	281330	12/10/2006	43	76	28	Campbell
Jane Dough	DS	8	281331	12/10/2006	43	76	21,28	Campbell
Jane Dough	DS	9	281332	12/10/2006	43	76	28	Campbell
Jane Dough	DS	10	281333	12/10/2006	43	76	21,28	Campbell
Jane Dough	DS	11	281334	12/10/2006	43	76	28	Campbell
Jane Dough	DS	12	281335	12/10/2006	43	76	21,28	Campbell
Jane Dough	DS	13	281336	12/10/2006	43	76	28	Campbell
Jane Dough	DS	14	281337	12/10/2006	43	76	21,28	Campbell
Jane Dough	DS	15	281338	12/10/2006	43	76	28	Campbell
Jane Dough	DS	16	281339	12/10/2006	43	76	21,28	Campbell
Jane Dough	DS	17	281340	12/10/2006	43	76	28,29	Campbell
Jane Dough	DS	18	281341	12/10/2006	43	76	20,21,28,29	Campbell
Jane Dough	DS	19	281342	12/10/2006	43	76	29	Campbell
Jane Dough	DS	20	281343	12/10/2006	43	76	20,29	Campbell
Jane Dough	DS	21	281344	12/10/2006	43	76	29	Campbell
Jane Dough	DS	22	281345	12/10/2006	43	76	20,29	Campbell
Jane Dough	DS	23	281346	12/10/2006	43	76	29	Campbell
Jane Dough	DS	24	281347	12/10/2006	43	76	20,29	Campbell
Jane Dough	DS	27	281350	12/10/2006	43	76	20	Campbell
Jane Dough	DS	29	281352	12/10/2006	43	76	20	Campbell
Jane Dough	DS	31	281354	12/10/2006	43	76	20	Campbell
Jane Dough	DS	33	281356	12/10/2006	43	76	20	[Campbell]
								Johnson
Jane Dough	DS	37	281360	12/10/2006	43	76	20	Campbell
Jane Dough	DS	38	281361	12/10/2006	43	76	20	Campbell
Jane Dough	DS	39	281362	12/10/2006	43	76	20	Campbell
Jane Dough	DS	100	284593	3/1/2007	43	76	21	Campbell
Jane Dough	DS	101	284594	3/1/2007	43	76	21	Campbell
Jane Dough	W C	319	275263	2/22/2006	43	76	32	Campbell
Jane Dough	W C	320	275264	2/22/2006	43	76	32	Campbell
Jane Dough	W C	321	275265	2/22/2006	43	76	32	Campbell
Jane Dough	W C	322	275266	2/22/2006	43	76	32	Campbell
Jane Dough	W C	323	275267	2/22/2006	43	76	32	Campbell
Jane Dough	W C	324	275268	2/22/2006	43	76	32	Campbell
Jane Dough	W C	325	275269	2/22/2006	43	76	32	Campbell
Jane Dough	W C	326	275270	2/22/2006	43	76	32	Campbell
Jane Dough	W C	327	275271	2/22/2006	43	76	32	Campbell
Jane Dough	W C	328	275272	2/22/2006	43	76	32	Campbell
Jane Dough	W C	365	275309	2/22/2006	43	76	32	Johnson
Jane Dough	W C	366	275310	2/22/2006	43	76	32	Johnson
Jane Dough	W C	367	275311	2/22/2006	43	76	32	Johnson

#6 - Mortgage	D-9

	Claim	Claim		Location	Township	Range
Project	Name	No.	W M C#	Date	North	West	Sec.	County
Jane Dough	W C	368	275312	2/22/2006	43	76	32	Johnson
Jane Dough	W C	369	275313	2/22/2006	43	76	32	Johnson
Jane Dough	W C	370	275314	2/22/2006	43	76	32	Johnson
Jane Dough	W C	371	275315	2/22/2006	43	76	32	Johnson
Jane Dough	W C	372	275316	2/22/2006	43	76	32	Johnson
Jane Dough	W C	373	275317	2/22/2006	43	76	32	Johnson
Jane Dough	W C	374	275318	2/22/2006	43	76	32	Johnson

#6 - Mortgage	D-10

EXHIBIT E to MORTGAGE

PRODUCT SALES CONTRACTS AND PROCESSING AGREEMENT

Product Sales Contracts

1.	Agreement for the Sale and Purchase of Natural Uranium Concentrates dated July 20, 2009, between the Assignor and Exelon Generation Company LLC, as amended by agreement dated December 21, 2012

2.

Uranium Sales Agreement dated August 4, 2009, between the Assignor and Dominion Resources Services, Inc., on its own behalf and as agent for its affiliates Dominion Energy Kewaunee, Inc., Dominion Nuclear Connecticut, Inc. and Virginia Power Fuel Corporation, as amended by agreements dated September 8, 2011 and August 31, 2012

3.	Agreement (No. 2) for the Sale and Purchase of Natural Uranium Concentrates dated January 25, 2013, between the Assignor and Exelon Generation Company LLC

Processing Agreement

1.	Processing Agreement for Uranium Concentrates dated November 28, 2011, between the Assignor and Power Resources, Inc., d/b/a Cameco Resources

#6 - Mortgage	E-1

EXHIBIT F of MORTGAGE

ENVIRONMENTAL DISCLOSURES

NONE

#6 - Mortgage	F-1

ASSIGNMENT OF PRODUCT SALES CONTRACTS AND PROCESSING AGREEMENT

This **ASSIGNMENT OF PRODUCT SALES CONTRACTS AND PROCESSING AGREEMENT** (this "Assignment") dated as of the 26th day of November, 2013, made by **URANERZ ENERGY CORPORATION**, a Nevada corporation having its principal place of business at 1701 East "E", Casper, Wyoming 82605-0850 (the "Assignor") to **UMB BANK, n.a.**, a national banking association duly organized and existing under the laws of the United States of America, being a member of the Federal Deposit Insurance Corporation and having an office and place of business in Denver, Colorado, as trustee (the "Trustee") under that certain Indenture of Trust dated as of November 26, 2013 (the "Indenture"), between Johnson County, Wyoming (the "Issuer" or the "County") and the Trustee. All capitalized terms used but not defined in this Assignment shall have the meanings given to them in the Indenture.

WITNESSETH:

WHEREAS, the Issuer is authorized by the Industrial Development Projects Act, Title 15, Chapter 1, Article 7, Wyo. Stat. (the "Act") to finance one or more projects or parts thereof in order to facilitate and promote the sound economic growth of the State of Wyoming, and the development of natural resources and employment opportunities for the citizens of the State by encouraging the expansion of all kinds of business which contribute payrolls and tax base to the State, upon such conditions as the Board of County Commissioners (acting as the governing body of the Issuer) may deem advisable; and

WHEREAS, the Issuer is further authorized by the Act to issue its revenue bonds for the purpose of defraying the cost of financing any project; and

WHEREAS, the State of Wyoming, acting by and through the Wyoming State Treasurer (as "Purchaser") is authorized to purchase revenue bonds issued under the Act, subject to the terms and conditions specified under Wyo. Stat. § 9-4-715(m); and

WHEREAS, pursuant to and in accordance with the Act, the Issuer has today issued that certain $20,000,000 Taxable Industrial Development Revenue Bond (Uranerz Energy Corporation Project), Series 2013 (the "Bond") pursuant to the Indenture and said Bond was purchased by the Purchaser pursuant to that certain Bond Purchase Agreement dated as of November 12, 2013 (the "Bond Purchase Agreement") between the Issuer and the Purchaser; and

WHEREAS, the Issuer has loaned the proceeds of the Bond to the Assignor for the purpose of paying a portion of the costs of developing well fields, disposal wells and a processing plant facility (the "***Nichols Ranch ISR Processing Facility***") within the County and used by the Assignor to produce U_3O_8 (yellowcake) for sale to utilities within the United States and elsewhere (the "Project"); and

WHEREAS, the Assignor has entered into contracts and agreements as described in the Schedule hereto relating to the processing and sales of uranium produced by the Assignor and may hereafter enter into similar contracts and agreements (all of which are, collectively, the "Product Sales Contracts" and "Processing Agreement"); and

WHEREAS, Assignor will hereby create and grant a collateral security interest in the Product Sales Contracts and Processing Agreement in favor of the Trustee, on behalf of the Purchaser, on the terms and conditions set forth in this Assignment; and

WHEREAS, the Purchaser deems it necessary that Assignor's rights and privileges to, and interests in, the Product Sales Contracts and Processing Agreement be assigned by Assignor to the Trustee as additional security for performance of Assignor's obligations under the Financing Agreement and that certain promissory note in the principal amount of $20,000,000, dated as of the date of delivery of the Bond, from Assignor to the Issuer (the "Note"), and Assignor has agreed to assign to the Trustee all of its rights, privileges, and interests in and to the Product Sales Contracts and Processing Agreement as additional collateral security on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor agrees as follows:

1. **Assignment**. As additional collateral security, the Assignor hereby grants to the Trustee a continuing and specific security interest in and grants, assigns, transfers and sets over unto the Trustee all of its respective right, title and interest in and to the Product Sales Contracts and Processing Agreement and all benefits and advantages to be derived therefrom, and, to the extent assignable, the benefit of any and all representations, warranties, conditions, terms and covenants on the part of the parties to the Product Sales Contracts and Processing Agreement other than the Assignor (the "Contractors"), implied or expressed by law in relation thereto (collectively, the "Assigned Rights") with full power and authority after the occurrence and during the continuance of an Event of Default to enforce performance of such terms or covenants, or to demand, sue for and collect damages in connection with any misrepresentation, breach of warranty or breach of covenant in the name of the Assignor, or in the name of the Trustee, to have and to hold unto the Trustee until all of Assignor's obligations under the Financing Agreement and the Note have been fully paid and satisfied.

As Assignor enters into Product Sales Contracts or Processing Agreements in addition to those listed in the Schedule attached hereto, Assignor agrees to give notice thereof to the Purchaser and shall provide copies to the Trustee and deposit additional copies to such repository as requested by the Purchaser, all within ten (10) days of execution. Assignor, Purchaser and the Trustee have agreed that notice and said copies under this section may be given by electronic means unless otherwise requested by the Trustee or the Purchaser.

2. **Trustee and the Purchaser not Liable**. This Assignment is for security purposes and shall not impair or diminish any obligation of the Assignor or of the Contractors under the Products Sales Contracts or Processing Agreement. No obligation or liability arising under the Products Sales Contracts or Processing Agreement shall be imposed upon or incurred by the Trustee or the Purchaser or by virtue of this Assignment, and the Trustee and the Purchaser shall not by virtue of this Assignment become or be deemed to be a mortgagee in possession. The Trustee and the Purchaser shall not be under any obligation to take any action or exercise any remedy or to see to or enforce the performance of any of the obligations of the Contractors. Without limiting the generality of the foregoing, nothing herein contained will have the effect of making the Trustee or the Purchaser responsible for the performance of any covenants, terms or conditions in the Product Sales Contracts or the Processing Agreement by the Assignor or the Contractors. The Assignor hereby agrees to indemnify and save the Trustee and the Purchaser harmless against any and all claims or demands of the Assignor or the Contractors arising from or related to the Assigned Rights. The Assignor's indemnification of the Trustee and the Purchaser does not include or apply to any loss, claim or demand suffered or incurred as a result of an indemnified party's own fraud, intentional misrepresentation, gross negligence or willful misconduct.

#8 - Assignment of Product Sales Contracts
and Processing Agreement
-2-

3. **No Assumption of Obligations.** Any and all payments to be made by and responsibilities, burdens, obligations and liabilities of the Assignor under the Assigned Rights shall remain those of the Assignor and no such payments to be made by or responsibilities, burdens, obligations or liabilities of the Assignor are assigned hereunder.

4. **Exercise of Rights by the Trustee**. It is intended by the parties hereto that this shall be an assignment for collateral security purposes only and the Trustee shall not be entitled, until there shall be an Event of Default under the Financing Agreement or the Mortgage, to exercise any rights, benefits and advantages hereunder. The Assignor hereby appoints the Trustee as attorney or agent of the Assignor, and in its name, at any time and from time to time after the occurrence of an Event of Default, the Trustee may exercise any of the rights, powers, authority and discretion which under the terms of any Product Sales Contracts or Processing Agreement could be exercised by the Assignor with respect to such Project Sales Contracts or Processing Agreement.

5. **Receipt of Moneys**. The Trustee shall be liable to account for only such moneys as may actually come into its hands by virtue of this Assignment, after the deduction of all collection charges, inspection fees, costs and other expenses (including legal fees) which the Trustee has incurred, and such moneys when so received by it shall be applied on account of the Assignor's obligations.

6. **Covenants**. The Assignor covenants and agrees with the Trustee that it shall:

(a) except when prevented from doing so because of actions of the Trustee, at all times observe and perform all of its covenants and obligations contained in the Assigned Rights;

(b) not do or omit to do or permit any act to be done which either directly or indirectly has the effect of transferring, waiving, releasing, reducing or abating any rights or remedies of the Assignor respecting the Assigned Rights or under the Assigned Rights or duties or obligations of the Contractors in any manner which would impair the value of the interest or rights of the Trustee hereunder, without the prior written consent of the Trustee and the Purchaser, such consent not to be unreasonably withheld or delayed;

(c) not further assign or transfer the Assigned Rights or any of its rights thereunder in whole or in part or create any mortgage, charge, lien or security interest in respect thereof, except as consented to by the Trustee and the Purchaser, such consent not to be unreasonably withheld or delayed;

(d) promptly notify the Trustee in writing of any default by any party to the Assigned Rights or any dispute which has been submitted for determination by arbitration setting out details of such default or dispute in such notice;

(e) if requested by the Trustee, enforce all remedies available to it to the extent provided for under the Assigned Rights; and

(f) upon request, forthwith provide to the Trustee a list of all Assigned Rights and copies thereof.

7. **Dealing with Assigned Rights**. The Trustee may waive any default or breach of covenant hereunder and shall not be bound to serve any notice upon any other parties to the

#8 - Assignment of Product Sales Contracts
and Processing Agreement
- 3 -

Assigned Rights upon the happening of any default or breach of covenant hereunder, but any such waiver shall not extend to any subsequent default or breach of covenant. This Assignment shall be in addition to and not in substitution for, and shall be without prejudice to, any other security or securities which the Trustee now or from time to time may hold or take from the Assignor or from any other person or persons whomsoever, and the Trustee may in its absolute discretion and without diminishing the liability of the Assignor hereunder grant extensions of time or other indulgences to the Assignor or others and give up or modify, vary, exchange, renew or abstain from perfecting or taking advantage of any securities and may discharge any party or parties or any property or properties and accept or make any composition or arrangements and realize any securities when and in such manner as the Trustee may see fit.

8. **Representations and Warranties of Assignor**. Assignor hereby represents and warrants to Trustee: (i) Assignor has not executed any prior assignment of any of its rights under the Product Sales Contracts or Processing Agreement (other than has been disclosed and copies of such assignments provided to the Trustee and the Purchaser); (ii) the Product Sales Contracts and Processing Agreement which have been executed are in full force and effect and unmodified and will not be modified except as permitted in the Bond Purchase Agreement, the Indenture, the Financing Agreement, the Note or the Mortgage, and there are no defaults, or events which, with the giving of notice or passage of time, or both, would constitute a default under any Product Sales Contracts or the Processing Agreement; and (iii) Assignor will not modify or amend, transfer, encumber or terminate any of the Product Sales Contracts or the Processing Agreement in any manner which would impair the value of the interest or rights of the Trustee thereunder. Assignor shall give Purchaser advance notice of any actions to be taken under (iii) above, provide any information requested by Purchaser and, if so directed by Purchaser, not proceed with such modification, amendment, transfer, encumbrance or termination until such time that Trustee and Purchaser have provided written consent, which consent shall not be unreasonably withheld or delayed.

9. **Non Assignable Rights**. Nothing in this Assignment shall be construed as an assignment of, or an attempt to assign to the Trustee any Assigned Rights which, as a matter of law or by their terms, is either not assignable or not assignable without the approval or consent of the other party thereto without first obtaining such approval or consent (collectively "Non-Assignable Rights"). In connection with such Non-Assignable Rights, and without prejudice to the rights of the Trustee under the Mortgage, the Assignor shall, at the request of the Trustee:

(a) upon an Event of Default, apply for and use all reasonable efforts to obtain all consents or approvals contemplated by any Product Sales Contract or Processing Agreement to permit the assignment of such Product Sales Contract or Processing Agreement or permit the assignment of such Product Sales Contract or Processing Agreement without a default occurring thereunder;

(b) cooperate with the Trustee in any reasonable arrangements designed to provide the benefits of such Non-Assignable Rights to the Trustee, including holding any such Non-Assignable Rights in trust for the Trustee acting on behalf of the Purchaser;

(c) enforce any rights of the Assignor arising from such Non-Assignable Rights against the other party or parties thereto;

#8 - Assignment of Product Sales Contracts
and Processing Agreement - 4 -

(d) take all such actions and do, or cause to be done, all such things at the request of the Trustee as shall reasonably be necessary in order that the value of any Non-Assignable Rights shall be preserved and shall enure to the benefit of the Trustee; and

(e) while an Event of Default exists, receive all monies collected by or paid to the Assignor in respect of such Non-Assignable Rights in trust for the Assignor and pay the same over to the Trustee.

10. **Further Assurances**. The Assignor covenants and agrees from time to time and at all times hereafter at the request of the Trustee to execute and deliver at the expense of the Assignor such further assurances for better and more perfectly assigning to the Trustee the interests in the Assigned Rights as the Trustee may require.

11. **Termination of Assignment**. The assignment and security interest constituted hereby shall not be terminated, revoked or rescinded by any variation or modification of the terms of the Bond Purchase Agreement, the Indenture, the Financing Agreement, the Note or the Mortgage, or by any extension of time for payment thereunder or any release of part or parts of any property encumbered thereby or otherwise but shall remain in full force and effect until satisfaction in full of all of Assignor's obligations under the Financing Agreement and the Note. Upon such termination all rights granted hereunder not theretofore accrued shall terminate and the rights and benefits of the Assignor assigned hereby shall be deemed to be re-assigned from the Trustee to the Assignor without the need for any further act or document. Thereafter, upon demand of the Assignor, the Trustee shall execute and deliver such releases, reconveyances or other instruments as reasonably requested by the Assignor at the Assignor's expense.

12. **No Effect on Other Rights**. None of the rights or remedies of the Trustee under the Indenture or the Mortgage or under any other instrument shall be delayed or in any way prejudiced or affected by reason of the execution and delivery of this Assignment.

13. **Costs of Enforcement**. The Assignor agrees to pay all legal and other costs of the Trustee in connection with realizing upon, enforcing and attempting to enforce the terms of this Assignment or the security granted hereby. All such costs when incurred shall be secured by the Mortgage.

14. **Joint and Several Liability**. The obligations of the Assignor hereunder shall be joint and several.

15. **Amendments and Waivers**. Neither this Assignment nor the rights nor duties of the Trustee or of the Assignor hereunder shall be changed, modified, waived, released or discharged in any way except by an instrument in writing signed and delivered by the Trustee and the Assignor. No waiver of any provision hereunder shall be valid unless effected by written instrument signed by the waiving party and such waiver shall be effective only in the specific instance and for the purpose for which it is given.

16. **Remedies not Exclusive**. No remedy herein or in the security conferred upon or reserved to the Trustee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee in exercising any right or power accruing upon any Event of Default under the Indenture, the Financing Agreement, the Mortgage or the Note shall impair any such right or

#8 - Assignment of Product Sales Contracts
and Processing Agreement
- 5 -

power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given by this Assignment may be exercised from time to time by the Trustee as often as may be deemed expedient by the Trustee.

17. **Headings**. The paragraph headings in this Assignment are for convenience of reference only and shall not affect the construction of this Assignment.

18. **Applicable Law**. This Assignment shall be governed by and construed in accordance with the laws of the State of Wyoming.

19. **Enurement**. This Assignment shall enure to the benefit of the Trustee and the Purchaser and their respective successors and assigns and shall be binding upon the Assignor and their respective successors and assigns.

20. **Notices**. All notices or demands hereunder shall be in writing and shall be given in accordance with the provisions the Financing Agreement.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment of Product Sales Contracts and Processing Agreement as of the day and year first above written.

ASSIGNOR:

URANERZ ENERGY CORPORATION
a Nevada corporation

By: [signature]
Name: Glenn Catchpole
Its: President and Chief Executive Officer

#8 - Assignment of Product Sales Contracts
and Processing Agreement

- 6 -